                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                              SARA LEE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                              SARA LEE CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

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     (4) Proposed maximum aggregate value of transaction:

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     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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-------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                              SARA LEE CORPORATION

  ---------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 26, 1995
  ---------------------------------------------------------------------------

TO THE STOCKHOLDERS OF
SARA LEE CORPORATION:

     Notice is hereby given that the annual meeting of the stockholders of SARA LEE CORPORATION will be held at THE ART INSTITUTE OF CHICAGO, ARTHUR RUBLOFF AUDITORIUM, COLUMBUS DRIVE BETWEEN MONROE AND JACKSON STREETS, CHICAGO, ILLINOIS, on Thursday, October 26, 1995, at 10:00 A.M., Chicago time, for the following purposes:

        1. to elect 18 directors;

        2. to consider and vote upon the Performance-Based Annual Incentive
           Plan;

        3. to consider and vote upon the 1995 Long-Term Incentive Stock Plan;

        4. to consider and vote upon the 1995 Non-Employee Director Stock Plan;

        5. to ratify the appointment of Arthur Andersen LLP as the independent public accountants of Sara Lee Corporation for fiscal year 1996; and

        6. to transact such other business as may properly come before the meeting or any adjournments thereof.

     Stockholders of record at the close of business on September 1, 1995, are entitled to notice of and to vote at the annual meeting.

     Your attention is directed to the accompanying Proxy Statement and proxy.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                          By Order of the Board of Directors

                                          Janet Langford Kelly
                                          Senior Vice President, Secretary and
                                          General Counsel

September 20, 1995

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       -----
NOTICE OF ANNUAL MEETING............................................................   Cover
PROXY STATEMENT.....................................................................       1
ELECTION OF DIRECTORS...............................................................       2
OWNERSHIP OF COMMON STOCK AND ESOP STOCK BY DIRECTORS, NOMINEES AND EXECUTIVE
  OFFICERS..........................................................................       9
MEETINGS AND CERTAIN COMMITTEES OF THE BOARD........................................      10
  Audit Committee...................................................................      10
  Compensation and Employee Benefits Committee......................................      10
  Board Affairs and Corporate Governance Committee..................................      10
DIRECTOR COMPENSATION...............................................................      11
EXECUTIVE COMPENSATION..............................................................      11
  Report of the Compensation and Employee Benefits Committee on
     Executive Compensation.........................................................      11
  Performance Graph.................................................................      16
  Summary Compensation Table........................................................      17
  Option Grants Table...............................................................      18
  Option Exercises and Fiscal Year-End Values.......................................      19
RETIREMENT PLANS....................................................................      19
  Pension Plan......................................................................      19
  Employee Stock Ownership Plan.....................................................      20
PROPOSAL TO APPROVE THE PERFORMANCE-BASED ANNUAL INCENTIVE PLAN.....................      21
PROPOSAL TO APPROVE THE 1995 LONG-TERM INCENTIVE STOCK PLAN.........................      23
PROPOSAL TO APPROVE THE 1995 NON-EMPLOYEE DIRECTOR STOCK PLAN.......................      27
APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS.......................................      29
STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING.......................................      29
OTHER MATTERS.......................................................................      29
APPENDIX A -- PERFORMANCE-BASED ANNUAL INCENTIVE PLAN...............................     A-1
APPENDIX B -- 1995 LONG-TERM INCENTIVE STOCK PLAN...................................     B-1
APPENDIX C -- 1995 NON-EMPLOYEE DIRECTOR STOCK PLAN.................................     C-1

                          [SARA LEE CORPORATION LOGO]

                                                              September 20, 1995

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 26,1995

     The enclosed proxy is solicited by the Board of Directors of Sara Lee Corporation ("Sara Lee") to be voted at the annual meeting of stockholders to be held on October 26, 1995, or any adjournments thereof ("Annual Meeting"). A stockholder returning a proxy may revoke it at any time prior to the voting at the Annual Meeting. A proxy returned by a stockholder which is not subsequently revoked will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a returned and duly executed proxy, the shares represented by the proxy will be voted FOR the election of the 18 nominees for director proposed by the Board of Directors and set forth herein, FOR the approval of the Performance-Based Annual Incentive Plan, FOR the approval of the 1995 Long-Term Incentive Stock Plan, FOR the approval of the 1995 Non-Employee Director Stock Plan, FOR the ratification of the appointment of Arthur Andersen LLP as the independent public accountants of Sara Lee for fiscal year 1996, and in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

     If you are a stockholder and also participate in the Sara Lee Corporation Employee Stock Ownership Plan (the "ESOP"), in the Sara Lee Corporation Common Stock Fund under any of Sara Lee's employee retirement or savings plans (collectively, the "Savings Plans"), or in Sara Lee's Dividend Reinvestment Plan (the "DRP"), you will receive one proxy with respect to all shares registered in the same name. Stockholders whose accounts are not registered in the same name will receive a separate proxy with respect to their individual and ESOP, Savings Plan or DRP shares. Each ESOP participant is entitled to direct the ESOP trustee how to vote the shares allocated to such participant's account, as well as a proportionate share of unallocated or unvoted shares. Each Savings Plan participant has the right to direct the Savings Plan trustee how to vote the shares allocated to such participant's account. If a participant in any of the Savings Plans does not return a proxy with respect to Savings Plan shares, the participant's Savings Plan shares shall be voted by the Savings Plan trustee in the same proportion as shares held by the Savings Plan trustee for which voting instructions have been received.

     Sara Lee has a policy that all proxies, ballots and votes tabulated at a meeting of the stockholders of Sara Lee which identify the specific vote of a stockholder shall be confidential, and that such votes shall not be revealed to any employee of Sara Lee or any third party other than to the non-employee tabulator of such votes or an independent election inspector appointed to certify the results of the stockholder vote, except (1) as shall be necessary to meet applicable legal requirements or (2) in the event there shall be filed with the Securities and Exchange Commission a proxy solicitation in opposition to the election of the Board of Directors.

     Only stockholders of record at the close of business on September 1, 1995 are entitled to notice of and to vote at the Annual Meeting. As of September 1, 1995, there were 484,116,512 shares of Sara Lee Common Stock ("Common Stock") outstanding and entitled to vote at the Annual Meeting, each such share being entitled to cast one vote, and 4,514,427 shares of Employee Stock Ownership Plan Convertible Preferred Stock ("ESOP Stock") outstanding and entitled to vote at the Annual Meeting, each such share being entitled to cast 5.133 votes. The Common Stock and the ESOP Stock vote together as a single class on the matters scheduled to be considered at the Annual Meeting. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for approval of each of the proposals presented in this Proxy Statement. Under applicable Maryland law, in determining whether a proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will not be counted and will have no effect on the outcome of the vote.

     The mailing address of the principal office of Sara Lee is Three First National Plaza, Chicago, Illinois 60602-4260. This Proxy Statement and enclosed proxy were first mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about September 20, 1995.

                             ELECTION OF DIRECTORS

     The names of, and certain information with respect to, the Board of Directors' nominees for election as directors, to serve until the 1996 annual meeting of stockholders or until their successors are elected and qualified, are set forth below and were furnished to Sara Lee by the nominees. All the nominees have been previously elected as directors by the stockholders.

     If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes proposed by the Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the Annual Meeting. The affirmative vote of a majority of the votes cast is required for the election of each nominee for director.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED HEREIN.

     The following information is furnished with respect to each nominee for election as a director. The ages of the nominees are as of October 26, 1995.

----------------------
                              PAUL A. ALLAIRE

                              Chairman and Chief Executive Officer of Xerox
                              Corporation (information processing). Mr. Allaire
                              became a director of Sara Lee in 1989. He is a
                              director of Rank Xerox Limited, Fuji Xerox Co.,
                              Ltd., Xerox Financial Services, Inc., SmithKline
                              Beecham plc and the New York Stock Exchange, and
                              a trustee of Carnegie-Mellon University and
                              Worcester Polytechnic Institute. Mr. Allaire is a
                              member of the Board of the Council on Foreign
                              Relations and Chairman of the Council on
                              Competitiveness. He is a member of The Business
----------------------        Council and the Business Roundtable. Mr. Allaire
                              is a member of the Audit and Employee and Public
                              Responsibility Committees of Sara Lee. Age 57.

----------------------
                              FRANS H.J.J. ANDRIESSEN

                              Professor, European Integration, University of Utrecht, the Netherlands. Mr. Andriessen is a former Minister of Finance in the Netherlands. He became a member of the Commission of the European Communities in 1981, and was first Vice President of the Commission from 1989 until 1993. He became a director of Sara Lee in 1993. Mr. Andriessen is a member of the Audit and Employee and Public Responsibility Committees of Sara Lee. Age 66.
----------------------

----------------------
                              JOHN H. BRYAN

                              Chairman of the Board and Chief Executive Officer
                              of Sara Lee. Mr. Bryan became a director of Sara
                              Lee in 1974. He is a director of Amoco
                              Corporation, First Chicago Corporation and General
                              Motors Corporation. Mr. Bryan is a past Chairman
                              and a director of the Grocery Manufacturers of
                              America, Inc., Vice Chairman of The Business
                              Council and a member of the Business Roundtable,
                              and a director and past national Chairman of the
                              Business Committee for the Arts. He is Chairman of
                              Catalyst and a trustee of the University of
----------------------        Chicago, Vice Chairman of the Board of Trustees of
                              The Art Institute of Chicago and Chairman of the
                              Chicago Council on Foreign Relations. Mr. Bryan is
                              Chairman of the Executive Committee and a member of the Board Affairs and Corporate Governance,
                              Employee and Public Responsibility and Finance
                              Committees of Sara Lee. Age 59.

----------------------
                              DUANE L. BURNHAM

                              Chairman of the Board and Chief Executive Officer
                              of Abbott Laboratories (health care products and
                              services) since 1990. Mr. Burnham has held senior
                              management positions with Abbott Laboratories
                              since 1982. He became a director of Sara Lee in
                              1991. Mr. Burnham is a member of the Business
                              Roundtable and the Commercial Club of Chicago. He
                              is also a member of the Boards of the Healthcare
                              Leadership Council, the Lyric Opera (Chicago), and
                              the Chicago Council on Foreign Relations. Mr.
----------------------        Burnham is a trustee of Northwestern University
                              and the Museum of Science and Industry (Chicago), and a member of the Advisory Board of the
                              J. L. Kellogg Graduate School of Management at
                              Northwestern University. He is a member of the Audit and Compensation and Employee
                              Benefits Committees of Sara Lee. Age 53.



----------------------
                              CHARLES W. COKER

                              Chairman of the Board and Chief Executive Officer
                              of Sonoco Products Company (packaging products
                              manufacturer). Mr. Coker was President of Sonoco
                              Products Company from 1970 to 1990. He became a
                              director of Sara Lee in 1986. Mr. Coker is also a
                              director of NationsBank Corporation (formerly NCNB
                              Corporation), Springs Industries, Inc., Carolina
                              Power and Light Company and the American Forest &
                              Paper Association. He is a member of the Board of
                              Hollings Cancer Center. Mr. Coker is a member of
                              the Compensation and Employee Benefits and
----------------------        Employee and Public Responsibility Committees
                              of Sara Lee. Age 62.

----------------------
                              WILLIE D. DAVIS

                              President of All-Pro Broadcasting, Inc. (radio
                              stations), a privately owned company. Mr. Davis
                              became a director of Sara Lee in 1983. He is also
                              a director of The Dow Chemical Company, Kmart
                              Corporation, Alliance Bank (Culver City,
                              California), Johnson Controls Inc., MGM Grand Inc.
                              and WICOR. Mr. Davis is a trustee of the
                              University of Chicago, Marquette University and
                              Occidental College. He is Chairman of the Employee
                              and Public Responsibility Committee and a member
                              of the Board Affairs and Corporate Governance,
----------------------        Compensation and Employee Benefits and Executive
                              Committees of Sara Lee. Age 61.

----------------------
                              DONALD J. FRANCESCHINI

                              Executive Vice President of Sara Lee since
                              January 1994, Senior Vice President from 1993 to
                              January 1994, and Vice President from 1992 to
                              1993. Mr. Franceschini was President of Playtex
                              Apparel, Inc. from 1986 until its acquisition by
                              Sara Lee in 1991. He became a director of Sara
                              Lee in January 1994. Mr. Franceschini is a past
                              President of the State of Delaware-American
                              Institute of Industrial Engineers, a
                              member/patron of the Fairfield Historical Society
                              (Fairfield, Connecticut), and a member of the
----------------------        Wake Forest MBA Board of Visitors. He is a member
                              of the Employee and Public Responsibility and Finance Committees of Sara Lee. Age 60.

----------------------
                              ALLEN F. JACOBSON

                              Retired Chairman of the Board and Chief
                              Executive Officer and a director of Minnesota
                              Mining & Manufacturing Company (industrial,
                              imaging, and health care products). Mr. Jacobson
                              was Chairman of the Board and Chief Executive
                              Officer of Minnesota Mining & Manufacturing
                              Company from 1986 to 1991. He became a director
                              of Sara Lee in 1990. Mr. Jacobson is also a
                              director of Abbott Laboratories, Deluxe
                              Corporation, Mobil Corporation, Northern States
                              Power Company, Potlatch Corporation, Prudential
----------------------        Insurance Company, Silicon Graphics, Inc., U S
                              WEST, Inc. and Valmont Industries, Inc. Mr.
                              Jacobson is a member of the National Academy of Engineering. He is Chairman of the Compensation and Employee Benefits Committee and a member of the Board Affairs and Corporate Governance,
                              Executive and Finance Committees of Sara Lee. Age
                              69.

----------------------
                              VERNON E. JORDAN, JR.

                                Senior partner of the Washington, D.C. law firm
                              of Akin, Gump, Strauss, Hauer & Feld L.L.P. Mr.
                              Jordan became a director of Sara Lee in 1989. He
                              served as President of the National Urban League,
                              Inc. from 1972 to 1982. Mr. Jordan is a director
                              of American Express Company, Bankers Trust New
                              York Corporation and its subsidiary, Bankers
                              Trust Company, Corning Incorporated, Dow Jones &
                              Company, Inc., J.C. Penney Company, Inc., Revlon
---------------------         Group, Inc., Ryder System, Inc., Union Carbide
                              Corporation and Xerox Corporation. He is also a director of the Ford Foundation and The Lyndon
                              Baines Johnson Foundation. Mr. Jordan is a trustee of Howard University and a governor of the Joint Center for Political and Economic
                              Studies. He is a member of the Audit and Employee and Public Responsibility Committees of Sara Lee.
                              Age 60.

----------------------
                              JAMES L. KETELSEN

                              Retired Chairman of the Board and Chief Executive Officer of Tenneco Inc. (diversified industrial corporation). He was Chairman of the Board and Chief Executive Officer of Tenneco Inc. from 1978 to 1992. Mr. Ketelsen became a director of Sara Lee in 1982. He is also a director of GTE Corporation and J.P. Morgan & Co. and its subsidiary, Morgan Guaranty Trust Co. He is Chairman of the Finance Committee and a member of the Board Affairs and Corporate Governance, Compensation and Employee Benefits and Executive Committees of Sara Lee. Age 64.
----------------------


----------------------        HANS B. VAN LIEMT
                              Retired Chairman of the Board of Management of
                              DSM NV (chemicals). Mr. van Liemt served as
                              Chairman of the Board of Management of DSM NV
                              from 1984 to 1993. Mr. van Liemt became a
                              director of Sara Lee in 1995. He is Chairman of
                              the Supervisory Board of Sara Lee/DE N.V., a
                              subsidiary of Sara Lee. Mr. van Liemt is Chairman
                              of the Supervisory Boards of Gamma Holding NV and
                              Oce-Van der Grinten NV. He is also a member of
                              the Supervisory Boards of ABN-AMRO Holding NV,
----------------------        Van Leer Group Foundation, NV Verenigd Bezit VNU
                              and Stienstra Holding BV. Mr. van Liemt is a trustee of the Foundation of the Catholic
                              University of Nijmegen, the Lucas-Franciscus
                              Rehabilitation Foundation, the Preference Shares
                              Foundation of Koninklijke PTT NV, the Preference
                              Shares Foundation of Philips NV and of the Preference Shares Foundation of EVC
                              International. He is a member of the Audit and Finance Committees of Sara Lee. Age 62.

----------------------
                              JOAN D. MANLEY

                              Retired Group Vice President and retired director of Time Incorporated (communications). Mrs. Manley became a director of Sara Lee in 1982. She is also a director of Aon Corporation, BFP Holdings, Inc., Scholastic Corporation and Viking Office Products, Inc. Mrs. Manley is a member of the Audit and Finance Committees of Sara Lee. Age 63.
----------------------

----------------------
                              C. STEVEN MCMILLAN

                              Executive Vice President of Sara Lee since 1993
                              and Senior Vice President from 1986 to 1993. Mr.
                              McMillan became a director of Sara Lee in 1993.
                              He is also a director of Electrolux Corporation
                              and J.P. Foodservice, Inc. Mr. McMillan is a
                              member of the Advisory Board of the Stedman
                              Nutrition Center of the Duke University Medical
                              School, a member of the Board of Advisors of Troy
                              State University Business School, and a member of
                              the Productivity Council of the Grocery
                              Manufacturers of America, Inc. He is a member of
----------------------        the Employee and Public Responsibility and
                              Finance Committees of Sara Lee. Age 49.

----------------------
                              NEWTON N. MINOW

                              Counsel to, and former partner of, the Chicago
                              law firm of Sidley & Austin. He became a director
                              of Sara Lee in 1988. Mr. Minow served as Chairman
                              of the Federal Communications Commission from
                              1961 to 1963. He is also a director of Aon
                              Corporation, Manpower, Inc., Tribune Company, and
                              True North Communications Inc. Mr. Minow is
                              Chairman of the Carnegie Corporation of New York,
                              a trustee and former Chairman of the Board of
                              Trustees of the RAND Corporation, and former
                              Chairman of the Board of Governors of the Public
----------------------        Broadcasting Service. He is also a trustee of the
                              University of Notre Dame and a life trustee of Northwestern University, where he is director of the Annenberg Washington Program and serves as the Walter H. Annenberg Professor of
                              Communications Law and Policy. Mr. Minow is
                              Chairman of the Audit Committee, and a member of the Board Affairs and Corporate Governance,
                              Executive and Finance Committees of Sara Lee. Age
                              69.

----------------------
                              MICHAEL E. MURPHY

                              Vice Chairman and Chief Administrative Officer
                              of Sara Lee since 1994, Vice Chairman and Chief
                              Financial and Administrative Officer from 1993 to
                              1994, and Executive Vice President and Chief
                              Financial and Administrative Officer from 1979 to
                              1993. He became a director of Sara Lee in 1979.
                              Mr. Murphy is a director of GATX Corporation. He
                              is a member of the Advisory Board of the J.L.
                              Kellogg Graduate School of Management of
                              Northwestern University, member of the Chicago
                              Committee of the Chicago Council on Foreign
----------------------        Relations, member of the Executive Committee of
                              the Civic Federation of Chicago and a director of Northwestern Memorial Corporation (university hospitals), the Lyric Opera (Chicago),
                              Jobs-for-Youth (Chicago) and Big Shoulders Fund
                              (Chicago). Mr. Murphy is a member of the Employee and Public Responsibility, Executive and Finance
                              Committees of Sara Lee. Age 59.

----------------------
                              SIR ARVI H. PARBO A.C.

                              Chairman of Western Mining Corporation Holdings
                              Limited (exploration and mining) since 1974, and
                              also Chairman of Alcoa of Australia Limited,
                              Munich Reinsurance Company of Australia Limited
                              and Zurich Australian Insurance Group. Sir Arvi
                              became a director of Sara Lee in 1991. He is a
                              director of Aluminum Company of America and of
                              Hoechst Australian Investments Proprietary
                              Limited, and a member of the Chase International
                              Advisory Committee. Sir Arvi is a member of the
----------------------        Compensation and Employee Benefits and Finance
                              Committees of Sara Lee. Age 69.

----------------------
                              ROZANNE L. RIDGWAY

                              Co-Chair of The Atlantic Council of the United
                              States (association to promote understanding of
                              international security, political and economic
                              problems) since 1993, President from 1989 to 1993
                              and, since July 1994, Chair of the Baltic American
                              Enterprise Fund. She became a director of Sara Lee
                              in 1992. Ambassador Ridgway served in the U.S.
                              Foreign Service from 1957 until her retirement in
                              1989, including assignments as Ambassador for
                              Oceans and Fisheries Affairs; Ambassador to
                              Finland; Counselor of the Department of
----------------------        State; Ambassador to the German Democratic
                              Republic; and from 1985 to 1989, Assistant
                              Secretary of State for European and Canadian
                              Affairs. Ambassador Ridgway is a director of Bell
                              Atlantic Corporation, The Boeing Company, Citicorp and its subsidiary, Citibank, Emerson Electric
                              Company, Minnesota Mining & Manufacturing Company,
                              RJR Nabisco, Inc. and Union Carbide Corporation.
                              She serves on the International Advisory Board of the New Perspective Fund. Ambassador Ridgway is also a director of the Center for Naval Analysis and of the Council on Ocean Law and a trustee of the National Geographic Society and of Hamline
                              University, Vice Chairman of the American Academy of Diplomacy, and a Fellow of the National Academy of Public Administration. She is a member of the Compensation and Employee Benefits and Employee and Public Responsibility Committees of Sara Lee.
                              Age 60.

----------------------
                              RICHARD L. THOMAS

                              Chairman of the Board and Chief Executive
                              Officer of First Chicago Corporation (bank
                              holding company) and its subsidiary, The First
                              National Bank of Chicago. Mr. Thomas became a
                              director of Sara Lee in 1976. He is also a
                              director of CNA Financial Corporation. Mr. Thomas
                              is a life trustee of the Orchestral Association
                              of Chicago and a trustee of Rush-Presbyterian-St.
                              Luke's Medical Center (Chicago). He is also a
                              trustee of Northwestern University and Kenyon
                              College. Mr. Thomas is Chairman of the Board
----------------------        Affairs and Corporate Governance Committee and a
                              member of the Audit, Employee and Public
                              Responsibility and Executive Committees of Sara
                              Lee. Age 64.

                    OWNERSHIP OF COMMON STOCK AND ESOP STOCK
                 BY DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table contains information as to the beneficial ownership of Common Stock and ESOP Stock as of September 1, 1995, by each director and nominee for director, the executive officers named in the Summary Compensation Table on page 17, and by all directors and executive officers as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                     NUMBER OF                        NUMBER OF
                                                     SHARES OF                        SHARES OF
                                                    COMMON STOCK                      ESOP STOCK
                                                    BENEFICIALLY                     BENEFICIALLY
                       NAME                            OWNED                            OWNED
--------------------------------------------------  ------------                     ------------
Paul A. Allaire...................................       15,887                              --
Frans H.J.J. Andriessen...........................        2,233                              --
John H. Bryan.....................................    1,967,484(1),(2),(3)                331.7
Duane L. Burnham..................................        6,565                              --
Charles W. Coker..................................       44,443                              --
Willie D. Davis...................................       12,163                              --
Donald J. Franceschini............................      815,169(1),(3)                    155.1
Allen F. Jacobson.................................        7,683                              --
Vernon E. Jordan, Jr..............................        7,687                              --
James L. Ketelsen.................................       23,763                              --
Hans B. van Liemt.................................        2,105                              --
Joan D. Manley....................................       20,563                              --
C. Steven McMillan................................      352,892(1),(3)                    331.7
Frank L. Meysman..................................      201,665(1)                           --
Newton N. Minow...................................       64,718                              --
Michael E. Murphy.................................      438,515(1),(3),(4)                331.7
Sir Arvi H. Parbo A.C.............................        6,008                              --
Rozanne L. Ridgway................................        2,842                              --
Richard L. Thomas.................................      164,742(2),(4)                       --
Directors and Executive Officers as a group (22
  persons)........................................    4,310,483(1),(2),(3),(4),(5)      2,126.4

-------------------------
(1) Includes shares of Common Stock which the following directors and executive officers have the right to acquire within 60 days upon the exercise of stock options: Mr. Bryan, 644,720 shares; Mr. Franceschini, 63,199 shares; Mr. McMillan, 192,909 shares; Mr. Meysman, 186,682 shares; Mr. Murphy, 40,034 shares; and executive officers other than named executive officers, 130,846 shares.

(2) Includes shares of Common Stock owned by relatives or held in trusts for the benefit of relatives with respect to which the named persons disclaim any beneficial interest.

(3) Includes restricted shares granted under Sara Lee's 1989 Incentive Stock Plan as described on pages 12 and 13.

(4) Includes shares of Common Stock with respect to which the following directors and executive officers share voting and investment power with others: Mr. Murphy, 224,593 shares; and Mr. Thomas, 1,500 shares.

(5) Does not include 201,665 shares beneficially owned by Mr. Meysman.

     As of September 1, 1995, all directors and executive officers as a group beneficially owned, or were deemed to beneficially own, 4,310,483 shares of Common Stock, or 0.890% of the outstanding shares of Common Stock on that date, and 2,126.4 shares of ESOP Stock, or 0.047% of the outstanding ESOP Stock on that date. No person named in the table owns more than 1% of the outstanding Common Stock or of the outstanding ESOP Stock. Each share of ESOP Stock is convertible into 5.133 shares of Common Stock, as provided in the ESOP.

     As of September 1, 1995, State Street Bank & Trust Company of Boston, 200 Newport Avenue, North Quincy, Massachusetts 02171, as trustee for the ESOP ("Trustee"), held 4,514,427 shares of ESOP Stock (all of the outstanding shares of ESOP Stock), of which 1,168,043 shares (25.87%) were allocated to participant accounts and 3,346,384 shares (74.13%) were unallocated shares, and 9,517 shares of Common Stock (less than 1% of the outstanding shares of Common Stock), all of which were allocated to participant accounts. Each ESOP participant is entitled to direct the Trustee how to vote the shares allocated to his account as well as a proportionate share of unallocated or unvoted shares.

                  MEETINGS AND CERTAIN COMMITTEES OF THE BOARD

     The Board of Directors held six meetings during the fiscal year ended July 1, 1995. The average attendance by directors at the meetings of the Board of Directors and Board committees was 98%. All directors attended at least 75% of the meetings of the Board of Directors and Board committees of which they are members.

     AUDIT COMMITTEE. The Audit Committee, whose members are presently Newton N. Minow (Chairman), Paul A. Allaire, Frans H.J.J. Andriessen, Duane L. Burnham, Vernon E. Jordan, Jr., Hans B. van Liemt, Joan D. Manley and Richard L. Thomas, held three meetings during fiscal year 1995. This Committee provides oversight regarding accounting, auditing and financial reporting practices of Sara Lee. Each year it recommends to the Board of Directors a firm of independent public accountants to serve as auditors with whom it discusses the scope and results of their audit, non-audit services, fees for services and their independence in servicing Sara Lee. The Audit Committee meets with Sara Lee's internal auditors to discuss the work they perform and also is informed by management and the independent public accountants about the adequacy of compliance with Sara Lee's existing major accounting and financial policies; procedures and policies relative to the adequacy of Sara Lee's internal accounting controls; and compliance with the Foreign Corrupt Practices Act of 1977 and other federal and state laws relating to accounting practices.

     COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE. The Compensation and Employee Benefits Committee is presently comprised of Allen F. Jacobson (Chairman), Duane
L. Burnham, Charles W. Coker, Willie D. Davis, James L. Ketelsen, Sir Arvi H. Parbo A.C., and Rozanne L. Ridgway, none of whom are, or have ever been, employees of Sara Lee. The functions of the Compensation and Employee Benefits Committee are to review and approve Sara Lee's total compensation philosophy covering corporate officers and other key management employees; to review the competitiveness of Sara Lee's total compensation practices; to determine the annual base salaries and incentive awards to be paid to specified executive officers and approve the annual salaries of all corporate officers and certain other highly-paid executives; to review and approve salary ranges for corporate officers and other key management employees; to approve the terms and conditions of proposed incentive plans applicable to corporate officers and other key management employees; to approve and administer Sara Lee's incentive and other employee benefit plans, subject to the approval of the Board of Directors or the stockholders of Sara Lee, where appropriate; and to review and approve special hiring and severance arrangements with executive officers. A director is not eligible to serve as a member of the Compensation and Employee Benefits Committee if a Sara Lee employee is a member of the board of directors of the company which employs such director. The Compensation and Employee Benefits Committee held four meetings in fiscal year 1995.

     BOARD AFFAIRS AND CORPORATE GOVERNANCE COMMITTEE. The Board Affairs and Corporate Governance Committee is presently comprised of Richard L. Thomas (Chairman), John H. Bryan, Willie D. Davis, Allen F. Jacobson, James L. Ketelsen and Newton N. Minow. The functions of the Board Affairs and Corporate Governance Committee are to review and consider directorship policies and practices from time to time, to screen and recommend candidates for director, and to review the management succession plan and executive resources. The Board Affairs and Corporate Governance Committee held two meetings in fiscal year 1995. Candidates for director suggested by stockholders will be considered by the Board Affairs and Corporate Governance Committee. Such suggestions, together with biographical information about the suggested candidate, should be submitted to the Secretary, Sara Lee Corporation, Three First National Plaza, Chicago, Illinois 60602-4260.

                             DIRECTOR COMPENSATION

     Outside directors are currently paid an annual retainer of $61,500, which is comprised of $37,000 in cash, payable in equal quarterly payments of $9,250, and shares of Common Stock having a market value of $24,500 on the first business day of November. Committee chairpersons are paid an annual retainer of $63,500. On March 30, 1995, the Board of Directors approved a change in the annual retainer payable to outside directors. Effective on November 1, 1995, all outside directors will receive an annual retainer of $62,500 in cash, with no additional cash compensation for service as a committee chairperson. Pursuant to the 1995 Non-Employee Director Stock Plan, subject to stockholder approval thereof, beginning on November 1, 1995, outside directors will receive an annual grant of options to purchase 5,000 shares of Common Stock (plus an additional option to purchase 500 shares for chairs of standing committees of the Board), and may elect to receive Common Stock, options to purchase Common Stock, or a combination thereof, in lieu of all or a portion of their annual retainer. For more information regarding the 1995 Non-Employee Director Stock Plan, see pages 27 through 29.

     During fiscal year 1995, total outside directors' fees of $871,023 were paid in cash and shares of Common Stock. Management directors receive no fees for their services as a director. Outside directors may elect to defer payment of all or a portion of their annual retainer under a non-qualified, unfunded deferred compensation plan. Deferred amounts are invested, at the election of the director, in an interest-bearing account or a stock equivalent account. The amounts deferred, plus any appreciation thereon, are paid in cash on the dates specified by the director.
                           -------------------------

     Notwithstanding anything to the contrary set forth in any of Sara Lee's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Report of the Compensation and Employee Benefits Committee on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE ON EXECUTIVE COMPENSATION

     EXECUTIVE COMPENSATION PHILOSOPHY AND PRINCIPLES

     The Compensation and Employee Benefits Committee ("Committee"), composed of directors who are not employees or former employees of Sara Lee, is responsible for the approval and administration of compensation programs for Sara Lee's executive officers. In conducting its review of executive compensation matters, the Committee utilizes the compensation data and advisory services of independent compensation consultants. Sara Lee's philosophy of executive compensation is based on the following principles:

- Executive compensation programs shall support the attainment of Sara Lee's short-term and long-term strategic and financial objectives by rewarding its executive officers for continuous improvement in earnings per share and growth in stockholder value.

- Total compensation shall represent competitive levels of compensation when compared to the financial performance and compensation levels of executives of global companies against which Sara Lee competes for management talent.

- Performance-related pay shall be a significant component of total compensation placing a substantial portion of an executive officer's compensation at risk.

- Equity ownership plans shall be designed and maintained to encourage significant stock ownership in Sara Lee by its executive officers to align their interests with those of stockholders.

     BASE SALARY

     Executive officers' salaries are determined by evaluating the responsibilities of their positions and their performance, and by reference to the median levels of salaries paid in the competitive marketplace for comparable executive ability and experience. This marketplace consists of a select peer group of the largest U.S.-based, global consumer products companies, the majority of which are represented in the S&P Food/Household/Apparel Composite index (as defined on page 16) shown in the Performance Graph on page 16. The same competitive peer group is used for all components of the compensation package. Individual salary increases, which are considered annually, are based on Sara Lee's financial performance and the attainment of individual non-financial objectives during the preceding fiscal year. In the case of operating executive officers, other factors considered are the financial results of their business units as well as non-financial performance measures, such as market share; manufacturing productivity; product quality and relationships with customers, suppliers and employees; employee safety; environmental quality of operations; business ethics; leadership and management development. The Committee exercises its judgment in determining the impact that these or any other relevant performance criteria have on setting the executive officers' salaries.

     ANNUAL INCENTIVES

     Executive officers are also eligible to earn an annual cash incentive award, the amount of which is based on three factors: (i) the position of the executive officer, which determines the maximum percentage of annual base salary which may be awarded, ranging from 125% to 95% of annual base salary; (ii) the attainment of specified earnings per share of Sara Lee, and in the case of an operating executive officer, the attainment of a specified level of operating profits and of asset management goals for the fiscal year for those operations for which the executive is accountable; and (iii) individual non-financial performance objectives, all of which are set at the beginning of the fiscal year by the Committee for John H. Bryan, Chief Executive Officer, or by the immediate superiors of the other executive officers. Maximum awards are set at levels which would provide top quartile total annual cash compensation opportunities, i.e. base salary earnings plus incentive award, if those performance objectives deemed to represent an outstanding level of performance are achieved.

     LONG-TERM INCENTIVE PLAN

     Under the 1989 Incentive Stock Plan (approved by the stockholders in October 1989), the Committee grants stock awards, in the form of stock options and performance shares (also referred to as restricted shares), which provide an incentive for executive officers to maximize long-term stockholder value. In making its annual determination of stock awards, the Committee does not consider an individual's current stock option or other Sara Lee stock holdings.

     Stock options to purchase Common Stock are granted annually under the 1989 Incentive Stock Plan to executive officers at an option price of 100% of the market value on the date of grant, with a maximum term of 10 years. The Committee sets guidelines for the number of shares subject to each option grant based on the evaluation of competitive compensation data at the median level of the select peer group and the executive officer's base salary and position. The total number of shares available for the granting of stock options each year is based on the number of shares of Common Stock outstanding and the earnings per share performance of Sara Lee during the immediately preceding fiscal year.

     To encourage stock ownership by executive officers, restoration stock options ("Restoration Options") are granted simultaneously with the exercise of the original stock option. Restoration Options are intended to encourage an executive officer to exercise a stock option earlier than might otherwise occur, thus resulting in increased share ownership by the executive officer. Restoration Options are granted when an executive officer exercises an option by surrendering (or attesting to) currently owned shares to purchase the shares subject to the option as well as to satisfy tax withholding obligations related to the exercise of the option. Restoration Options are subject to the same terms and conditions as the original options, including the expiration date, except that the option price of a Restoration Option is the fair market value on the date of its grant rather than the option price of the original option. In 1994, the Committee approved changes to the Restoration Option program whereby only one Restoration Option will be granted for each original stock option granted after June 29, 1994. Additionally, the market value of the underlying stock must have appreciated by at least 25% before a Restoration Option may be granted.

     Sara Lee has adopted the Long-Term Performance Incentive Plan ("LTPIP") under the 1989 Incentive Stock Plan as the only long-term performance incentive program under which the Committee could award executive officers shares of Common Stock which may be earned based upon achievement of specified corporate and/or group financial goals. The LTPIP will be continued under the 1995 Long-Term Incentive Stock Plan, the successor to the 1989 Incentive Stock Plan, which is proposed for stockholder approval. The full text of the 1995 Long-Term Incentive Stock Plan appears as Appendix B to this Proxy Statement.

     Performance shares are granted annually at the beginning of each new three-year performance cycle. For Dutch tax purposes, Dutch participants who are resident in the Netherlands receive stock options in lieu of performance shares of Common Stock under the LTPIP. The Committee sets target award levels at approximately the median value of the competitive peer group. The fiscal year 95-97 performance measures for corporate positions, including Messrs. Bryan and Murphy, consist of cumulative primary earnings per share growth over the three-year performance cycle, and three-year average returns on capital and equity. In addition to these performance measures, Messrs. Franceschini and McMillan also have operating profit and return on average investment for their respective business groups as performance measures. Mr. Meysman's performance measures consist of cumulative primary earnings per share growth, operating profit and return on average investment for his business group.

     Dividends on the performance shares awarded to each participant are escrowed during the performance cycle. Dividends and interest on the escrowed dividends will be distributed at the end of the performance cycle in the same proportion as the restrictions on the performance shares lapse as a result of achieving the specified performance goals. To the extent the performance goals are not attained, both dividends and interest would be forfeited by the participant. To the extent that target performance levels are exceeded, a maximum of 125% of the performance shares initially awarded may be earned. Dividends are not paid retroactively on any additional shares issued for performance above target levels.

     In keeping with Sara Lee's principle of designing and maintaining stock incentive plans to encourage significant stock ownership in Sara Lee by its executives, the Committee has approved target levels of stock ownership (excluding stock options and performance shares that have been awarded but not yet earned) to clarify for executives the levels of stock ownership that Sara Lee believes are significant. The target levels of stock ownership range from five times annual base salary for the Chief Executive Officer to approximately two-thirds of annual base salary for operating unit vice presidents. These target ownership levels are applicable to about 500 of Sara Lee's key executives. All five executive officers named in the Summary Compensation Table on page 17 maintain ownership levels which exceed their target.

     CHIEF EXECUTIVE OFFICER'S COMPENSATION AND CORPORATE PERFORMANCE FOR FISCAL YEAR 1995

     The Committee increased Mr. Bryan's annualized base salary from $892,500 to $928,200 effective September 1, 1994. The Committee determined that Mr. Bryan's base salary should be increased by 4.0%, which was identical to the general merit increase budget for all key executives of Sara Lee in fiscal year 1995. Mr. Bryan's base salary will be capped going forward as part of Sara Lee's strategy with respect to the deductibility of amounts paid as compensation under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which is also discussed in the following section. The foregone value of future salary increases will be replaced with other forms of performance-based compensation. Based upon an independent consultant's analysis of compensation data for the position of

Chief Executive Officer, Mr. Bryan's current base salary was at the median level for base salary paid to chief executive officers by Sara Lee's competitive peer group.

     Under the annual incentive plan applicable to fiscal year 1995, Mr. Bryan was eligible to earn a cash bonus equal to 125% of his base salary, of which 56% was based on earnings per share performance and 44% was based on the attainment of strategic and individual performance measured against the goals set by the Committee at the beginning of fiscal year 1995. Sara Lee's primary earnings per share of $1.62 represented a 10.2% increase over fiscal year 1994. The aforementioned fiscal year 1994 results excluded a $495 million extraordinary charge to net income related to a restructuring program and a $35 million charge related to the adoption of Statement of Financial Accounting Standards No. 109. The Committee evaluated Mr. Bryan's strategic and individual performance in achieving other financially related goals including return on equity, return on invested capital and debt-to-total capital ratio. Additionally, the Committee evaluated non-financial goals such as management development, succession planning and workplace diversity initiatives. Based upon the Committee's assessment of Mr. Bryan's performance in relation to these factors, he earned an incentive award of $1,117,912, which represents 121.3% of his base salary earnings for fiscal year 1995.

     On August 24, 1994, Mr. Bryan was granted an option to purchase 150,000 shares of Common Stock of Sara Lee by the Committee in accordance with the guidelines of the Committee referred to above and Sara Lee's earnings per share performance for fiscal year 1994. Mr. Bryan was granted 30,000 performance shares under the fiscal year 95-97 Long-Term Performance Incentive Plan.

     TAX DEDUCTIBILITY CONSIDERATIONS

     In 1993, the Code was amended to limit the deductibility of certain compensation in excess of $1 million paid to each of the five highest paid executive officers. The Chief Executive Officer and Messrs. Franceschini, McMillan and Murphy have deferred their base salary and incentive awards up to the amounts necessary to ensure there is no loss of tax deductibility under
Section 162(m) of the Code for fiscal year 1995. The compensation paid to Mr. Meysman which is subject to Section 162(m) did not exceed $1 million.

     As stated in last year's proxy statement, it is the Committee's intent, pending finalization of the Section 162(m) regulations, to adopt policies to obtain maximum tax deductibility of executive compensation, consistent with its responsibility to provide motivational and competitive compensation which is performance-based. Final rules for Section 162(m) have not yet been issued. If compliance with the final rules would conflict with the aforementioned Executive Compensation Philosophy and Principles, or is deemed not to be in the best interests of stockholders, the Committee will abide by the Executive Compensation Philosophy and Principles regardless of the impact of such actions on the tax deductibility of compensation paid to executive officers covered by
Section 162(m).

     As part of its efforts to obtain maximum tax deductibility of executive compensation under the proposed Section 162(m) regulations, on August 30, 1995 the Committee approved several modifications to the compensation program of the Chief Executive Officer. The Chief Executive Officer's base salary has been capped at its current level of $928,200 and his most significant executive perquisites have been eliminated. The foregone value of future base salary increases and perquisites will be replaced with performance-based forms of compensation.

     In furtherance of the goal of obtaining the maximum tax deductibility of compensation paid to all executive officers covered by Section 162(m), the Board of Directors is recommending that all stockholders vote for the proposals to approve the new Sara Lee Corporation Performance-Based Annual Incentive Plan, as set forth in the proposal on pages 21 through 23 of this Proxy Statement, and the Sara Lee Corporation 1995 Long-Term Incentive Stock Plan, as set forth in the proposal on pages 23 through 27.

     SUMMARY

     The Compensation and Employee Benefits Committee believes that the compensation programs of Sara Lee and the administration of those programs well serve the interests of Sara Lee stockholders. These programs allow Sara Lee to attract, retain and motivate exceptional management talent and to compensate executives in a manner that reflects their contribution to both the short- and long-term performance of the corporation. Sara Lee intends to continue to emphasize performance-based compensation programs that it believes positively affect stockholder value.

Allen F. Jacobson, Chairman
Duane L. Burnham
Charles W. Coker
Willie D. Davis
James L. Ketelsen
Sir Arvi H. Parbo A.C.
Rozanne L. Ridgway

PERFORMANCE GRAPH

     The graph below compares the yearly percentage change in cumulative total stockholder return on Common Stock with (i) the cumulative total return of the Standard and Poor's 500 Stock Index ("S&P 500") and (ii) the cumulative total return of a weighted composite of Standard and Poor's Foods, Household Products and Textile-Apparel Manufacturers Indices, respectively ("S&P Food/Household/ Apparel Composite").

         COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AS OF JUNE 30

                                                          S&P
      MEASUREMENT PERIOD                        FOOD/HOUSEHOLD/APPAREL
    (FISCAL YEAR COVERED)          SARA LEE            COMPOSITE         S&P 500
1990                                       100             100             100
1991                                       143             118             107
1992                                       187             129             122
1993                                       183             128             138
1994                                       161             121             140
1995                                       222             145             177

    Assumes an investment of $100 on June 30, 1990, and the reinvestment of dividends.

Sara Lee has elected to utilize a weighted composite of the S&P Foods, Household Products and Textile-Apparel Manufacturers Indices because no single standardized industry index represents a comparable peer group. As of June 30, 1995, the three Indices are comprised of the following companies: the S&P Foods Index -- Archer-Daniels-Midland Co., CPC International Inc., Campbell Soup Company, ConAgra, Inc., General Mills, Inc., H.J. Heinz Company, Hershey Foods Corporation, Kellogg Company, The Quaker Oats Company, Ralston Purina Group, Sara Lee Corporation, Unilever N.V., Wm. Wrigley Jr. Company; the S&P Household Products Index -- The Clorox Company, Colgate-Palmolive Company, Kimberly-Clark Corporation, The Procter & Gamble Company, Scott Paper Co.; and the S&P Textile-Apparel Manufacturers Index -- Fruit of the Loom, Inc., Liz Claiborne, Inc., Russell Corp., Springs Industries, V.F. Corporation. The returns on the S&P Food/Household/Apparel Composite were calculated as follows: at the beginning of each fiscal year the amount invested in each S&P industry sector index was equivalent to the percentage of Sara Lee's operating profits in its food, household and personal care and apparel businesses, respectively, for the preceding year. As a result, the investment allocation was re-weighted each year to reflect the profit percentage change that occurred in Sara Lee's business mix during the prior year.

SUMMARY COMPENSATION TABLE

     The following table sets forth information as to certain compensation paid to, or set aside for, the Chief Executive Officer of Sara Lee and each of the four other most highly compensated executive officers of Sara Lee and its subsidiaries (collectively, the "named executive officers") for services rendered during the fiscal years ended July 1, 1995, July 2, 1994 and July 3, 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                  ------------------------
                                                 ANNUAL COMPENSATION                       AWARDS
                                        --------------------------------------    ------------------------
                                                                     OTHER        RESTRICTED    SECURITIES        ALL
                                                                     ANNUAL         STOCK       UNDERLYING       OTHER
NAME AND PRINCIPAL            FISCAL     SALARY       BONUS       COMPENSATION      AWARDS       OPTIONS      COMPENSATION
POSITION                       YEAR       ($)          ($)            ($)           ($)(1)        (#)(2)         ($)(3)
-------------------           ------    --------    ----------    ------------    ----------    ----------    ------------
John H. Bryan                  1995     $921,609    $1,117,912      $181,720(4)    $690,000       150,000       $ 42,117
  Chairman of the Board        1994     $892,500    $  676,515      $166,600           None       100,089       $ 53,517
  and Chief Executive          1993     $885,144    $  870,053      $131,082           None       633,186       $ 76,365
  Officer
Michael E. Murphy              1995     $543,046    $  644,596      $ 74,271(4)    $345,000        75,000       $ 30,360
  Vice Chairman and Chief      1994     $529,573    $  394,532      $  2,670           None        45,100       $ 25,658
  Administrative Officer       1993     $489,019    $  418,111           (5)       $246,250       239,634       $ 51,440
C. Steven McMillan             1995     $515,192    $  556,407      $ 81,387(4)    $345,000        75,000       $ 28,086
  Executive Vice President     1994     $475,000    $  441,750      $ 67,202           None        61,605       $ 32,467
                               1993     $439,065    $  443,293           (5)       $843,750       118,971       $ 38,881
Donald J. Franceschini         1995     $495,385    $  532,539           (5)       $345,000        75,000       $ 15,834
  Executive Vice President     1994     $379,250    $  324,117           (5)       $470,000        42,800       $ 13,546
                               1993     $263,135    $  244,716           (5)       $441,628        18,000       $  8,204
Frank L. Meysman(6)            1995     $488,126    $  323,559           (5)           None        78,000           None
  Senior Vice President        1994     $222,198    $  168,515           (5)           None        18,734           None
                               1993     $227,962    $  154,652           (5)           None        25,918           None

-------------------------
(1) Market value of restricted shares of Common Stock awarded under the 1989 Incentive Stock Plan on the date of grant. In the event of a change of control (as defined in the 1989 Incentive Stock Plan), the restrictions imposed on the restricted shares will lapse, and all restricted shares will be released to participants. The number of restricted shares awarded during fiscal year 1995 and the aggregate number and market value of restricted shares held by each of the named executive officers at July 1, 1995, is set forth below. The share amounts set forth below have been adjusted to reflect the 2-for-1 stock split of Common Stock in December 1992, and the market value was calculated based on the closing price of Common Stock on June 30, 1995 (the last business day of the fiscal year), which was $28.50 per share.

                                                            SHARES      TOTAL RESTRICTED SHARES
                                                            AWARDED     HELD AT END OF FY 1995
                                                           IN FISCAL    -----------------------
                              NAME                         YEAR 1995    SHARES     MARKET VALUE
        ------------------------------------------------   ---------    -------    ------------
        John H. Bryan...................................     30,000     222,000     $6,327,000
        Michael E. Murphy...............................     15,000     121,000     $3,448,500
        C. Steven McMillan..............................     15,000     109,000     $3,106,500
        Donald J. Franceschini..........................     15,000      51,800     $1,476,300
        Frank L. Meysman................................       None        N.A.           N.A.

    For a discussion of the treatment of dividends and/or dividend equivalents received by participants with respect to restricted shares, see page 13.

(2) Represents options to purchase Common Stock granted pursuant to the 1989 Incentive Stock Plan. Amounts reported in this column have been adjusted to reflect the 2-for-1 Common Stock split in December 1992, and include Restoration Options granted during fiscal years 1993, 1994 and 1995, as discussed on pages 12 and 13.

(3) The amounts reported in this column for fiscal year 1995 include (i) all amounts allocated to the following named executive officers under the ESOP and the Supplemental Plan (as defined on page 19): Mr. Bryan, $35,362, Mr. Murphy, $23,840, Mr. McMillan, $22,485, and Mr. Franceschini, $15,834, and
    (ii) interest accrued at above-market rates (as defined by the rules of the Securities and Exchange Commission) on compensation deferred for prior periods by the named executive officers: Mr. Bryan, $6,755, Mr. Murphy, $6,520 and Mr. McMillan, $5,601.

(4) The amount reported for Mr. Bryan includes $61,975 for personal financial services, the amount reported for Mr. Murphy includes $47,025 for personal financial services, and the amount reported for Mr. McMillan includes $42,193 for the personal use of corporate transportation.

(5) None of the named executive officers received perquisites or other personal benefits in an amount large enough to require reporting in this column, nor did any of them receive any other compensation required to be reported in this column.

(6) Mr. Meysman's compensation information contained in this Proxy Statement has been converted from Dutch guilders to U.S. dollars based upon an average foreign exchange rate applicable for each fiscal year.

    OPTION GRANTS TABLE

     The following table shows stock option award information for the named executive officers during fiscal year 1995. The amounts shown as potential realizable values for all stockholders represent the corresponding increases over a ten-year period (the term of new options granted to non-Dutch optionees) in the market value of 480,656,301 shares of Common Stock outstanding held by all stockholders as of July 1, 1995, based on a share price of $28.50 (the closing price per share of Common Stock on the last business day of fiscal year
1995).

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE VALUE
                                                  % OF
                                                  TOTAL                              AT ASSUMED ANNUAL RATES OF
                                 NUMBER OF       OPTIONS                            STOCK PRICE APPRECIATION FOR
                                 SECURITIES      GRANTED
                                 UNDERLYING        TO                                       OPTION TERM
                                  OPTIONS       EMPLOYEES   EXERCISE                ----------------------------
                                  GRANTED       IN FISCAL    PRICE     EXPIRATION      5%(2)           10%(2)
            NAME                    (#)           YEAR       ($/SH)       DATE          ($)             ($)
-----------------------------  --------------   ---------   --------   ----------   ------------    ------------
John H. Bryan                    New Grant(1)
                                      150,000     3.13%      $22.81      8/24/04    $  2,151,763    $   5,452,990
Michael E. Murphy                New Grant(1)
                                       75,000     1.56%      $22.81      8/24/04    $  1,075,881    $   2,726,495
C. Steven McMillan               New Grant(1)
                                       75,000     1.56%      $22.81      8/24/04    $  1,075,881    $   2,726,495
Donald J. Franceschini           New Grant(1)
                                       75,000     1.56%      $22.81      8/24/04    $  1,075,881    $   2,726,495
Frank L. Meysman                 New Grant(1)
                                       60,000     1.25%      $22.81      8/24/99    $    378,119    $     835,544
                               LTPIP Grant(3)
                                       18,000     0.38%      $22.81      8/24/99    $    113,436    $     250,663
All Stockholders                         N.A.      N.A.        N.A.         N.A.    $8.6 Billion    $21.8 Billion

-------------------------
(1) New options to purchase Common Stock granted under Sara Lee's 1989 Incentive Stock Plan. All options were granted at 100% of the fair market value of the Common Stock on the date of grant and may be exercised within 10 years, except for Dutch optionees, whose options may be exercised within five years. The options generally become exercisable in equal annual installments, which are cumulative over a period of three years. No option may be exercised until the expiration of one year from the date of grant, except for options granted to Dutch employees which, for Dutch tax purposes, are exercisable immediately. In the event of a change of control of Sara Lee (as defined in the 1989 Incentive Stock Plan), all outstanding stock options become immediately exercisable. The grant of a non-qualified option after June 29, 1994 includes the right to only one Restoration Option which may be granted only if the market value of the Common Stock underlying the option has increased by at least 25% on the exercise date. For more information on Restoration Options, see pages 12 and 13.

(2) The dollar amounts indicated in these columns are the result of calculations assuming 5% and 10% growth rates as required by the rules of the Securities and Exchange Commission. These growth rates are not intended by Sara Lee to forecast future appreciation, if any, of the price of Common Stock, and Sara Lee expressly disclaims any representation to that effect.

(3) Mr. Meysman's new grant of an option to purchase 60,000 shares of Common Stock is subject to the terms and conditions applicable to Dutch optionees as described in footnote (1) above. For Dutch tax purposes, in lieu of performance shares being granted under the LTPIP, Mr. Meysman and other Dutch participants resident in the

    Netherlands receive stock options. The option to purchase 18,000 shares of Common Stock granted to Mr. Meysman under the LTPIP is also subject to the terms and conditions applicable to Dutch optionees as described in footnote
    (1) above. Additionally, the sale of shares obtained through the exercise of these options is restricted based upon achievement of specified corporate and/or group financial goals. For more information on the LTPIP, see page 13.

    OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to the named executive officers concerning the exercise of stock options during fiscal year 1995, and concerning unexercised options held at the end of fiscal year 1995.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES

                                                             NUMBER OF
                                                       SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                          SHARES                       FISCAL YEAR-END(#)(1)         FISCAL YEAR-END($)(2)
                        ACQUIRED ON      VALUE      ---------------------------   ---------------------------
         NAME           EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------- -----------   -----------   -----------   -------------   -----------   -------------
John H. Bryan..........      None          None       564,953        209,534       $ 700,437      $ 998,763
Michael E. Murphy......      None          None       251,334        108,400       $ 411,300      $ 512,812
C. Steven McMillan.....      None          None       155,242        100,334       $ 253,357      $ 488,565
Donald J.
  Franceschini.........      None          None        30,599        105,201       $  90,651      $ 530,641
Frank L. Meysman.......    11,640       $92,014       123,682           None       $ 572,231           None

-----------------------
(1) Represents the number of shares of Common Stock underlying options held by each named executive officer.

(2) Calculated based on the share price of Common Stock on June 30, 1995 (the last business day of fiscal year 1995) of $28.50 less the option exercise price. An option is in-the-money if the market value of the Common Stock subject to the option exceeds the exercise price.

                                RETIREMENT PLANS

PENSION PLAN

     The named executive officers (other than Mr. Meysman) participate in the Sara Lee Corporation Pension and Retirement Plan (the "Pension Plan"), a defined benefit pension plan which is qualified under Section 401(a) of the Code, and the Sara Lee Corporation Supplemental Benefit Plan (the "Supplemental Plan"), a nonqualified plan. The Pension Plan has approximately 17,000 participants, and the named executive officers (other than Mr. Meysman) participate in the Pension Plan on the same basis as all other eligible employees. The annual pension benefit under the plans, taken together, is in general determined by a participant's credited years of service multiplied by a percentage of the participant's final average compensation (compensation during the highest five consecutive years of the last ten years of employment). For the named executive officers, the sum of amounts listed in the "Salary" and "Bonus" column of the Summary Compensation Table is used as compensation in the calculation of annual pension benefits. The Code places certain limitations on the amount of pension benefits that may be paid under qualified plans. Any benefits payable in excess of those limitations will be paid under the Supplemental Plan. Benefits accrued under the Supplemental Plan with present values exceeding $100,000 are funded with periodic payments by Sara Lee to individual trusts established by the participants.

     The following table may be used to calculate the approximate annual benefits payable under the Pension Plan and the Supplemental Plan to participants in specified final average compensation and years of service classifications, assuming retirement on July 1, 1996, at age 65, payment in the form of a straight-life annuity and no offset for Social Security benefits or individual trust balances.

                    ESTIMATED ANNUAL NORMAL RETIREMENT PENSION
   FINAL             BASED UPON THE INDICATED CREDITED SERVICE
  AVERAGE        -------------------------------------------------
COMPENSATION     10 YEARS     15 YEARS     25 YEARS      35 YEARS
------------     --------     --------     --------     ----------
 $  500,000      $ 87,500     $131,250     $218,750     $  306,250
 $  750,000       131,250      196,875      328,125        459,375
 $1,000,000       175,000      262,500      437,500        612,500
 $1,250,000       218,750      328,125      546,875        765,625
 $1,500,000       262,500      393,750      656,250        918,750
 $1,750,000       306,250      459,375      765,625      1,071,875
 $2,000,000       350,000      525,000      875,000      1,225,000

     As of September 1, 1995, Messrs. Bryan, Franceschini, McMillan and Murphy had 21, 3, 17 and 16 full years of credited service, respectively, under the Pension Plan and all except for Mr. McMillan have additional accrued benefits under predecessor pension plans of companies acquired by Sara Lee. Mr. Meysman has 5 years of credited service under the pension plan of Sara Lee/DE N.V., a subsidiary of Sara Lee, and has no credited service under the Pension Plan. The annual compensation covered by the Pension Plan and the Supplemental Plan, or, for Mr. Meysman, by the Sara Lee/DE N.V. pension plan, for each of the named executive officers for 1994 is as follows: Mr. Bryan, $1,715,577, Mr. Franceschini, $823,381, Mr. McMillan, $1,011,658, Mr. Murphy, $1,011,772 and Mr.
Meysman, $390,000.

EMPLOYEE STOCK OWNERSHIP PLAN

     Sara Lee's Employee Stock Ownership Plan ("ESOP") is a tax-qualified leveraged employee stock ownership plan. In general, employees of Sara Lee's corporate office, or of a participating subsidiary or division, other than employees covered by collective bargaining agreements, are eligible to participate in the ESOP after having completed one year of service and attained the age of 21. The named executive officers (other than Mr. Meysman) participate in the ESOP on the same basis as all other eligible employees. Each year Sara Lee makes contributions to the ESOP which, together with the dividends paid on the ESOP Stock held by the ESOP, are used to pay loan interest and principal incurred by the ESOP to purchase ESOP Stock. With each principal payment, a portion of the ESOP Stock is allocated to participating employees, at a rate of at least 1.75% of the participant's compensation. The Code places certain limitations on the amount of ESOP Stock that may be allocated to a participant under a tax-qualified employee stock ownership plan. Any allocation in excess of those limitations will be reserved under the Supplemental Plan described above under the caption "Pension Plan".

     Participants are fully vested in their ESOP accounts upon completion of five years of service, disability, retirement or death. A participant is not entitled to a distribution from the ESOP until he terminates employment with Sara Lee, becomes disabled or dies. The distribution will be made, at the election of the participant, in Common Stock or cash. Distributions of excess ESOP allocations from the Supplemental Plan are made only in cash.

     For the calendar year ended December 31, 1994, Messrs. Bryan, Franceschini, McMillan and Murphy were respectively allocated 49.3, 40.9, 49.3 and 49.3 shares each of ESOP Stock to their accounts. Mr. Meysman does not participate in the ESOP because he is not employed by a participating subsidiary or division. All participants in the ESOP had an aggregate of 270,651 shares of ESOP Stock allocated to their accounts. Under the Supplemental Plan, Messrs. Bryan, Franceschini, McMillan and Murphy were respectively allocated units equivalent to 261.1, 99.1, 148.6 and 160.2 shares of ESOP Stock to their accounts.

                           -------------------------

     Sara Lee has a severance policy applicable to the named executive officers (except for Mr. Meysman) and all corporate officers of Sara Lee which was adopted in 1994. The Policy provides that if an officer's employment is terminated other than for cause, such officer is entitled to receive severance payments equal to a minimum of 12 and a maximum of 30 months of salary, the number of which would depend on the officer's position, length of service and age, and a pro rata payment under the incentive plans applicable to the fiscal year in which the termination occurs. The terminated officer's participation in Sara Lee's insurance plans, except for disability insurance (which ends on the date of termination of employment), will continue for the same number of months for which he or she is receiving severance payments. At the discretion of the Chief Executive Officer of Sara Lee, the severance payments may be increased by up to 6 months' salary, if the terminated officer is 50 years of age or older, or up to 3 months' salary, if the terminated officer is 40 to 49 years of age. Severance payments terminate if the terminated officer becomes employed by a competitor of Sara Lee.

     Mr. Meysman is a party to employment agreements (collectively, the "Agreements") with Sara Lee and Sara Lee/DE N.V., a subsidiary of Sara Lee ("Sara Lee/DE"). Pursuant to the Agreements, Mr. Meysman is entitled (i) to an annual base salary payable in Dutch guilders (which was $488,126 for fiscal year 1995 based upon an average foreign exchange rate used for purposes of the conversion from Dutch guilders to U.S. dollars, and which is subject to annual increases beginning January 1, 1996), (ii) to participate in Sara Lee's annual short-term incentive plan, long-term incentive plans and deferred compensation plans on a basis commensurate with other officers of Sara Lee, and (iii) to certain perquisites commensurate with his position as Managing Director of Sara Lee/DE and an officer of Sara Lee. Mr. Meysman's Agreement with Sara Lee/DE generally is terminable by either party upon six months prior notice; his participation in the aforementioned Sara Lee plans will cease upon his termination of employment with Sara Lee/DE. Under certain circumstances, Mr. Meysman is entitled to receive compensation at his then current base salary for up to 30 months following termination of his employment by Sara Lee/DE, such compensation to be increased by one month's salary for each year his age exceeds 50 years at the date of such termination of employment. These severance obligations may be reduced by a percentage of other income earned by Mr. Meysman during the period severance benefits are payable. If Mr. Meysman's employment is terminated at the option of Sara Lee/DE after he attains age 57 years, or at his option after he attains age 60 years, he will be paid 90% of his then base salary for the first year following such termination of employment and 80% of his then base salary for each year thereafter until he attains age 62 years, subject to reduction under certain circumstances.

     During fiscal year 1995, Sara Lee paid fees for legal services performed by the law firm of Sidley & Austin, to which Newton N. Minow is of counsel, and the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., of which Vernon E. Jordan, Jr. is a senior partner. Sara Lee paid fees for investment banking services to The First National Bank of Chicago, of which Richard L. Thomas is Chairman of the Board and Chief Executive Officer.

                   PROPOSAL TO APPROVE THE PERFORMANCE-BASED
                             ANNUAL INCENTIVE PLAN

     The Board of Directors adopted the Sara Lee Corporation Performance-Based Annual Incentive Plan (the "Annual Incentive Plan") on August 31, 1995, subject to approval by the stockholders at the Annual Meeting.

     The Annual Incentive Plan is being submitted to stockholders for approval in response to recent federal income tax legislation that imposes certain limitations on Sara Lee's ability to deduct compensation paid to certain of its executive officers. One exception to these limitations is for "performance-based" compensation that has been disclosed to and approved by a majority of stockholders prior to payment of the awards. The Annual Incentive Plan is intended to comply with the performance-based exception to the deduction limitation rules. If the Annual Incentive Plan is approved by the stockholders, it will go into effect for fiscal year 1996.

SUMMARY OF THE ANNUAL INCENTIVE PLAN

     A summary of the Annual Incentive Plan which includes the material terms of performance-based compensation that Sara Lee intends to pay pursuant to the Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Annual Incentive Plan, which is attached to this Proxy Statement as Appendix A.

     The purpose of the Annual Incentive Plan is to advance the interests of Sara Lee and its stockholders by providing certain of Sara Lee's key executives with annual incentive compensation which is tied to the achievement of preestablished and objective performance goals. Only "covered employees" (as defined in Section 162(m) of the Code) of Sara Lee or any entity directly or indirectly controlled by Sara Lee are eligible to participate in the Annual Incentive Plan. Currently, the five named executive officers that appear in the Summary Compensation Table are the only "covered employees" of Sara Lee. The performance period under the Annual Incentive Plan will be the same as Sara Lee's fiscal year, or such other period as designated by the Compensation and Employee Benefits Committee (the "Committee").

     Under the Annual Incentive Plan, each participant is eligible to receive a maximum performance award equal to an allocated portion of a bonus pool, which is funded only if Sara Lee achieves a specified percentage return on stockholders' equity for the performance period. Specifically, if Sara Lee attains 10 percent return on stockholders' equity (as defined in the Annual Incentive Plan), a bonus pool is funded equal to 1.5 percent of the amount of net income (as defined in the Annual Incentive Plan) in excess of the net income necessary to attain a 10 percent return on stockholders' equity. The maximum performance award that may be granted to a participant is determined by allocating 30 percent of the bonus pool to the Chief Executive Officer, or such other person or persons acting in such capacity, and the remaining 70 percent equally to the other participants in the Annual Incentive Plan. The actual performance award granted to a participant is determined by the Committee, which retains its discretion to reduce or eliminate (but not increase) a performance award based on its consideration of any extraordinary changes which may occur during the year, as well as individual or business performance criteria such as net income, operating earnings, earnings per share, return on investment, and other relevant operating and strategic business results applicable to an individual participant.

     Performance awards are paid in cash after written certification by the Committee that all applicable performance criteria are achieved for the year. Receipt of performance awards may be deferred under certain circumstances.

     It is not possible to determine the amounts of awards for fiscal year 1996 or subsequent years at this time. However, listed below are the amounts awarded to each of the participants for fiscal year 1995 under Sara Lee's current incentive compensation program and which would have been awarded under the Annual Incentive Plan after exercise of the Committee's discretion to reduce awards.

                    PERFORMANCE-BASED ANNUAL INCENTIVE PLAN

        NAME AND POSITION                                             DOLLAR VALUE($)
        ------------------------------                                ----------------
        John H. Bryan
          Chairman of the Board
          and Chief Executive Officer                                    $1,117,912
        Michael E. Murphy
          Vice Chairman and
          Chief Administrative Officer                                   $  644,596
        C. Steven McMillan
          Executive Vice President                                       $  556,407
        Donald J. Franceschini
          Executive Vice President                                       $  532,539
        Frank L. Meysman
          Senior Vice President                                          $  323,559
        Executive Group                                                        N.A.
        Non-Executive Director Group(14 persons)                               N.A.
        Non-Executive Officer Employee Group                                   N.A.

ADMINISTRATION OF THE ANNUAL INCENTIVE PLAN

     The Annual Incentive Plan is administered by the Committee, which has broad authority to administer and interpret the Annual Incentive Plan and its provisions as it deems necessary and appropriate. The Committee may amend or terminate the Annual Incentive Plan at any time, except that no amendment may be made without prior approval of Sara Lee's stockholders that would materially change the method for determining the terms of the performance awards.

     The affirmative vote of a majority of the votes cast on this proposal will constitute approval of the Performance-Based Annual Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE
PERFORMANCE-BASED ANNUAL INCENTIVE PLAN.

                     PROPOSAL TO APPROVE THE 1995 LONG-TERM
                              INCENTIVE STOCK PLAN

     The Board of Directors adopted the Sara Lee Corporation 1995 Long-Term Incentive Stock Plan (the "1995 Plan") on August 31, 1995, subject to approval by the stockholders at the Annual Meeting. The Board recommends the approval of the 1995 Plan to replace the 1989 Incentive Stock Plan (the "Prior Plan"), which was adopted by the stockholders on October 26, 1989 and amended and restated effective August 29, 1991. The 1995 Plan is being submitted to stockholders for approval in response to the Board's belief that stock-based incentives are important factors in attracting, retaining, and rewarding officers and other selected employees, and in aligning their interests with those of stockholders.

     The 1995 Plan is designed to permit the granting of long-term incentive stock-based awards in different forms, including stock options, stock appreciation rights (SARs), and other stock awards. The 1995 Plan authorizes the issuance of up to 25,000,000 shares of Common Stock, plus any shares of Common Stock remaining available under the Prior Plan. In addition, any shares of Common Stock from awards under the 1995 Plan or the Prior Plan that are forfeited, expired, canceled, settled without issuance of shares, or received (or attested to) as consideration of an option exercise shall again become available for grant under the 1995 Plan. As of July 1, 1995, there were 3,428,746 shares of

Common Stock available for future awards and 18,228,074 aggregate shares of Common Stock covered by outstanding awards under the Prior Plan. The Fair Market Value (as defined below) of a share of Common Stock on that date was $28.50.

SUMMARY OF THE 1995 PLAN

     A summary of the 1995 Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 1995 Plan, which is attached to this Proxy Statement as Appendix B.

     The primary purposes of the 1995 Plan are to promote the interests of Sara Lee and its stockholders by improving Sara Lee's ability to attract and retain highly talented individuals to serve as officers and other key employees, and to provide a means to encourage stock ownership and proprietary interest by officers and key employees in Sara Lee. Any employee of Sara Lee or any entity that is directly or indirectly controlled by Sara Lee may be designated by the Compensation and Employee Benefits Committee ("Committee") to receive one or more awards under the 1995 Plan. The Committee anticipates limiting awards under the 1995 Plan to approximately 1,050 key employees.

     Under the 1995 Plan, participants may receive stock options, stock appreciation rights ("SARs"), or stock awards, as discussed in greater detail below. The Committee will determine the type or types of awards to be made to each participant. Awards may be granted singly, in combination, or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment for grants or rights under any other employee or compensation plan of Sara Lee, including the plan of any acquired entity. "Fair Market Value" for all awards granted under the 1995 Plan is defined generally as the average of the highest and lowest quoted selling price per share reported on the New York Stock Exchange Composite Transactions Tape on the date on which the award is granted.

STOCK OPTIONS

     A stock option represents a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Committee. The purchase price per share for each stock option may not be less than 100% of Fair Market Value on the date of grant. A stock option may be in the form of an incentive stock option ("ISO") which complies with Section 422 of the Code, or in the form of a non-qualified stock option. The shares covered by a stock option may be purchased, in accordance with the applicable award agreement, by
(1) cash payment, (2) tendering (or attesting to ownership of) shares of Common Stock, (3) third-party exercise transactions, or (4) any combination of the above. The Committee may grant stock options that provide for the grant of a replacement stock option if the exercise price and related taxes due are satisfied by tendering (actually or by attestation) shares of Common Stock to, or having shares of Common Stock withheld by, Sara Lee. The replacement stock option would cover the number of shares of Common Stock tendered, attested to or withheld, would have an option purchase price set at the Fair Market Value as of the date of exercise of the original option, and would have an option term equal to the remaining term of the original option.

SARS

     An SAR generally represents a right to receive payment, in cash, shares of Common Stock or a combination, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Fair Market Value of such shares on the date the SAR was granted, as set forth in the applicable award agreement.

STOCK AWARDS

     A stock award represents an award made in shares of Common Stock. All or part of any stock award may be subject to conditions and restrictions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with Sara Lee, and/or the achievement of performance goals. The performance criteria that may be used by the Committee in granting stock awards contingent on performance goals consist of total stockholders' return, earnings, earnings per share, revenues and profitability as measured by return ratios, including but not limited to return on invested capital and return on equity. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based on absolute corporation or business unit performance, or on comparative performance with other companies.

     The Committee may provide that any awards under the 1995 Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be made subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares or share equivalents.

     The Committee has decided that initial awards under the 1995 Plan are to consist of (1) stock awards, which are subject to earnout over a specified performance cycle based on Sara Lee's performance and the participant's continued employment, and (2) stock options.

     The aggregate number of shares of Common Stock granted to any single individual in the form of stock options or SARs under the 1995 Plan may not exceed 2,000,000 shares for any five consecutive fiscal years during which the 1995 Plan is in effect, except that such amount may not exceed 4,000,000 shares for the initial five consecutive fiscal years during which a new employee begins service as Chief Executive Officer. The aggregate number of shares of Common Stock granted to any individual in the form of stock awards under the 1995 Plan may not exceed 150,000 shares for any three fiscal year performance cycle during which the 1995 Plan is in effect, and the aggregate number of shares of Common Stock granted as stock awards under the 1995 Plan may not exceed 8,500,000 shares.

     In the event of a stock dividend, stock split, or other change affecting the shares or share price, all shares available for issuance and outstanding under previously granted awards may be adjusted in an equitable manner as determined by the Committee.

     Payment of awards may be in the form of cash, shares of Common Stock, other awards, or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the 1995 Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where amounts are denominated in share equivalents.

     Awards granted under the 1995 Plan will not be transferable or assignable other than by will or the laws of descent and distribution, except that the Committee may provide for the transferability of particular awards: (1) in limited instances to a spouse or other immediate family member, (2) pursuant to a qualified domestic relations order, or (3) as may otherwise be permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the event that a participant terminates employment with Sara Lee to assume a position with a specified non-profit institution, the Committee may subsequently authorize a third party to administer any outstanding awards held by the participant.

     Either in contemplation of or in the event that Sara Lee undergoes a change in control (as defined in the 1995 Plan) or is not the surviving corporation in a merger or consolidation with another corporation, the Committee may provide for appropriate adjustments (including acceleration of vesting and settlements of awards either at the time an award is granted or at a subsequent date).

FEDERAL INCOME TAX CONSEQUENCES

     In general, under the Code as presently in effect, a participant will not be deemed to receive any income for federal income tax purposes at the time an option or SAR is granted or a restricted stock award is made, nor will Sara Lee be entitled to a tax deduction at that time. However, when any part of an option or SAR is exercised, when restrictions on restricted stock lapse, or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

          1. In the case of an exercise of a non-qualified option, the participant will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the exercise date.

          2. In the case of an exercise of an SAR, the participant will recognize ordinary income on the exercise date in the amount equal to any cash and unrestricted shares, at fair market value, received.

          3. In the case of an exercise of an option or SAR payable in restricted stock, or in the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the fair market value of the stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the stock is received, rather than when his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock.

          4. In the case of ISO's there is no tax liability at the time of exercise. However, the excess of the fair market value of the stock on the exercise date over the option price is included in the participant's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise and two years from the date of grant of the ISO, the participant will realize a long-term capital gain or loss upon a sale of the stock, equal to the difference between the option price and the sale price. If the stock is not held for the required period, ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the balance of any gain or loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year).

          5. Upon the exercise of a non-qualified option or SAR, the award of stock, or the recognition of income on restricted stock, Sara Lee will generally be allowed an income tax deduction equal to the ordinary income recognized by the employee. Sara Lee does not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. When a cash payment is made pursuant to the award, the recipient will recognize the amount of the cash payment as ordinary income, and Sara Lee will generally be entitled to a deduction in the same amount.

          6. Sara Lee may not deduct compensation of more than $1,000,000 that is paid in a taxable year to certain "covered employees" as defined in the Code. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. Sara Lee believes that compensation attributable to awards granted under the 1995 Plan will be treated as qualified performance-based compensation and therefore will not be subjected to the deduction limit.

ADMINISTRATION OF THE 1995 PLAN

     The 1995 Plan will be administered by the Committee, which has broad authority to administer and interpret the 1995 Plan and its provisions as it deems necessary and appropriate. This authority includes, but is not limited to, selecting award recipients, establishing award terms and conditions, adopting procedures and regulations governing awards, and making all other determinations necessary or advisable for the administration of the 1995 Plan. All decisions made by the Committee are final and binding on all persons affected by such decisions.

     The 1995 Plan may be amended by the Board as it deems necessary or appropriate, except that the Board may not adopt, without the approval of Sara Lee's stockholders within 12 months of such adoption, any amendment for which stockholder approval is required for the Plan to continue to comply with the requirements of Rule 16b-3 under the Exchange Act.

     The 1995 Plan will become effective upon its approval by the stockholders of Sara Lee. Unless previously terminated by the Board, the 1995 Plan will expire at the close of business on the tenth anniversary of such stockholder approval.

     The affirmative vote of a majority of the votes cast on this proposal will constitute approval of the 1995 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1995 LONG-TERM INCENTIVE STOCK PLAN.

         PROPOSAL TO APPROVE THE 1995 NON-EMPLOYEE DIRECTOR STOCK PLAN

     The Board of Directors adopted the Sara Lee Corporation 1995 Non-Employee Director Stock Plan (the "Director Stock Plan") on March 30, 1995, subject to approval by the stockholders at the Annual Meeting.

     The Board of Directors believes that the ownership of Common Stock by directors supports the maximization of long-term stockholder value by aligning the interests of directors with those of stockholders. The Director Stock Plan is designed to facilitate the ownership of Common Stock by outside directors by providing for the grant of stock options to outside directors, and by permitting such directors to elect to receive all or a portion of their annual retainer in Common Stock, options to purchase Common Stock or a combination thereof.

SUMMARY OF THE DIRECTOR STOCK PLAN

     A summary of the Director Stock Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Director Stock Plan, which is attached to this Proxy Statement as Appendix C.

     The purpose of the Director Stock Plan is to promote the long-term growth of Sara Lee by enhancing Sara Lee's ability to attract and retain highly qualified and capable non-employee directors with diverse backgrounds and experience and by increasing the proprietary interest of non-employee directors in Sara Lee. Only non-employee directors of Sara Lee are eligible to participate in the Director Stock Plan. Currently, Sara Lee has 14 non-employee directors.

     Under the Director Stock Plan, each non-employee director will receive an annual grant of an option to purchase 5,000 shares of Common Stock (5,500 shares in the case of each chair of a standing committee), and may elect to receive Common Stock, or options to purchase Common Stock, or a combination of both, in lieu of all or a portion of his or her annual retainer. Effective November 1, 1995, non-employee directors will receive an annual retainer of $62,500. A maximum of 500,000 shares of Common Stock will be available for the award of shares and the grant of stock options under the Director Stock Plan, subject to adjustment in the event of stock splits, stock dividends or changes in corporate structure affecting Common Stock. To the extent a stock option granted under the Director Stock Plan expires or terminates unexercised, the shares of Common Stock allocable to the unexercised portion of such option will be available for awards under the Director Stock Plan. In addition, to the extent that shares are delivered (actually or by attestation) to pay all or a portion of an option exercise price, such shares will become available for awards under the Director Stock Plan.

     If the Director Stock Plan is approved by stockholders, each non-employee director will be granted an option to purchase 5,000 shares of Common Stock, and each non-employee director who serves as a chairperson of a standing committee will receive an additional option to purchase 500 shares of Common Stock, on November 1, 1995, and each November 1st thereafter while the Director Stock Plan is in effect. If a non-employee director begins service on a date other than the date of the annual meeting of Sara Lee stockholders in any year, the number of shares subject to the option shall be prorated. Each non-employee director may also elect to receive a portion of his or her annual retainer in Common Stock or options to purchase Common Stock. The number of shares of Common Stock issuable will be based upon the fair market value per share of Common Stock (as defined in the Director Stock Plan) on November 1st in the year of such election, and will be determined by dividing such fair market value into the amount of the annual retainer that the director elected to receive in Common Stock. The number of stock options granted will be determined by multiplying the amount of the annual retainer that the director elected to receive in stock options by four, then dividing by such fair market value.

     The exercise price per share of all stock options granted under the Director Stock Plan will be 100% of the fair market value per share of Common Stock on the grant date, defined as the average of the highest and lowest quoted selling price per share reported on the New York Stock Exchange Composite Transactions Tape. Options granted under the Director Stock Plan vest immediately, but are not exercisable until six months from the date of grant, except that an Option granted to a participant who is a resident of the Netherlands and subject to the personal income tax laws of the Netherlands may be exercisable immediately after the date of grant. Options granted under the Director Stock Plan may be exercised until the tenth anniversary of the date of grant (fifth anniversary in the case of participants resident in and subject to the income tax laws of the Netherlands). Options may be exercised either by the payment of cash in the amount of the aggregate option price or by surrendering (or attesting to ownership of) shares of Common Stock owned by the participant for at least six months prior to the date the option is exercised, or a combination of both, having a combined value equal to the aggregate option price of the shares subject to the option or portion of the option being exercised. Any option or portion thereof that is not exercised on or before the tenth anniversary of the date of grant (or fifth anniversary thereof, in the case of Dutch optionees) shall expire.

     Options granted under the Director Stock Plan will not be transferable by the participant other than by court order, will or the laws of descent and distribution, unless such transferability is permitted under Rule 16b-3 under the Exchange Act and will be exercisable during the participant's lifetime only by the participant or the participant's guardian, legal representative or similar person.

     Upon the occurrence of a "change of control" of Sara Lee as defined in the Director Stock Plan, any and all outstanding options granted under the Director Stock Plan become immediately exercisable.

FEDERAL INCOME TAX CONSEQUENCES

     The grant of an option under the Director Stock Plan will not result in income for the participant or in a deduction for Sara Lee. The exercise of an option will generally result in compensation income for the participant and a deduction for Sara Lee, in each case measured by the difference between the exercise price and the fair market value of the shares at the time of exercise.

     The receipt of shares of Common Stock under the Director Stock Plan will generally result in compensation income for the participant and a deduction for Sara Lee, based on the fair market value of the shares on the date awarded.

ADMINISTRATION OF THE DIRECTOR STOCK PLAN

     The Director Stock Plan will be administered by the Compensation and Employee Benefits Committee of the Board of Directors. The Board of Directors may amend or terminate the Director Stock Plan at any time, but the terms of any option granted under the Director Stock Plan may not be adversely modified without the participant's consent. In addition, the Board of Directors may not amend the Director Stock Plan more than once every six months to change the number of shares subject to an option, the exercise price of an option, the grant date of an option, or the termination provisions relating to an option, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder.

ADDITIONAL INFORMATION

     The closing price of Sara Lee's Common Stock, as reported on the New York Stock Exchange Composite Transactions Tape on September 1, 1995, was $28.00.

     The affirmative vote of a majority of the votes cast on this proposal will constitute approval of the Director Stock Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1995 NON-EMPLOYEE DIRECTOR STOCK PLAN.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee and subject to ratification by the stockholders at the Annual Meeting, the Board of Directors has appointed Arthur Andersen LLP ("Andersen") to serve as the independent public accountants of Sara Lee for its fiscal year ending June 29, 1996. Andersen, which has served as the independent public accountants of Sara Lee since 1965, follows a policy of rotating the partner in charge of Sara Lee's audit every seven years. Other partners and non-partner personnel are rotated on a periodic basis. Representatives of Andersen are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to questions. If the appointment of Andersen is not ratified by the stockholders, the Board of Directors will appoint other independent public accountants based upon the recommendation of the Audit Committee.

     The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the appointment of Andersen.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1996.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Stockholder proposals intended to be presented at the 1996 annual meeting of stockholders must be received by Sara Lee no later than May 23, 1996. Proposals may be mailed to Sara Lee Corporation, to the attention of the Secretary, Three First National Plaza, Chicago, Illinois 60602-4260.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

     A copy of Sara Lee's Annual Report on Form 10-K for the fiscal year ended July 1, 1995, as filed with the Securities and Exchange Commission, will be sent to any stockholder without charge upon written request addressed to Sara Lee Corporation, to the attention of the Investor Relations and Corporate Affairs Department, Three First National Plaza, Chicago, Illinois, 60602-4260.

     The cost of solicitation of the proxies will be borne by Sara Lee. In addition to solicitation of the proxies by use of the mails, employees of Sara Lee, without extra remuneration, may solicit proxies personally or by telephone. Kissel-Blake Inc. has been retained by management to assist in the solicitation of proxies for a fee of $14,000 plus reimbursement of expenses. Sara Lee will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

     Under the federal securities laws, directors, officers and ten percent stockholders of Sara Lee are required to report to the Securities and Exchange Commission, within specified monthly and annual due dates, their initial ownership in Sara Lee equity securities, and all subsequent transactions in such securities. Sara Lee believes that during fiscal year 1995 all of such filing requirements were timely satisfied.

                                          By Order of the Board of Directors

                                          Janet Langford Kelly
                                          Senior Vice President,
                                          Secretary and General Counsel

September 20, 1995

                                                                      APPENDIX A

                              SARA LEE CORPORATION
                    PERFORMANCE-BASED ANNUAL INCENTIVE PLAN

                        ARTICLE I -- PURPOSE OF THE PLAN

     The purpose of the Sara Lee Corporation Performance-Based Annual Incentive Plan is to advance the interests of Sara Lee Corporation and its stockholders by providing certain of its key executives with annual incentive compensation which is tied to the achievement of preestablished and objective performance goals. The Plan is intended to provide participants with annual incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

                           ARTICLE II -- DEFINITIONS

     Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

          a. "AVERAGE TOTAL COMMON STOCKHOLDERS' EQUITY" means the simple average of the Corporation's Total Common Stockholders' Equity as reported in the Corporation's consolidated balance sheet for the beginning and the end of any Performance Period.

          b. "BOARD" means the Board of Directors of Sara Lee Corporation.

          c. "COMMITTEE" means the Compensation and Employee Benefits Committee of the Board of Directors, a subcommittee thereof, or such other committee as may be appointed by the Board of Directors. The Committee shall be comprised of three or more non-employee members of the Board of Directors who shall qualify to administer the Plan as "disinterested directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and as "outside directors" under Section 162(m) of the Code.

          d. "CORPORATION" means Sara Lee Corporation, or any entity that is directly or indirectly controlled by Sara Lee Corporation.

          e. "INCENTIVE POOL FUND" means the amount equal to 1.5 percent of Net Income in excess of the Net Income necessary to achieve the Performance Goal for the Performance Period.

          f. "NET INCOME" means the Corporation's net income available for common stockholders as reported in the Corporation's consolidated statements of income for a Performance Period, as adjusted to eliminate the effects of charges for restructurings, extraordinary items, discontinued operations, and cumulative effect of accounting changes, each as defined by Generally Accepted Accounting Principles.

          g. "PLAN" means the Sara Lee Corporation Performance-Based Annual Incentive Plan, as may be amended and restated from time to time.

          h. "PARTICIPANT" means a "covered employee" as defined in Section 162(m) of the Code and the regulations promulgated thereunder, who has been selected by the Committee as a participant in the Plan during a Performance Period.

          i. "PERFORMANCE AWARD" means an award granted pursuant to the terms of
     Article IV of this Plan.

          j. "PERFORMANCE GOAL" means the amount of Net Income necessary to achieve a 10 percent Return on Average Total Common Stockholders' Equity for the Performance Period.

          k. "PERFORMANCE PERIOD" means the Corporation's fiscal year, or such other period as designated by the Committee.

          l. "POOL FUND ALLOCATION" means the percentage of the Incentive Pool Fund that is allocated to each Participant with respect to any Performance Period.

          m. "RETURN ON AVERAGE TOTAL COMMON STOCKHOLDERS' EQUITY" means the quotient of Net Income divided by Average Total Common Stockholders' Equity for any Performance Period.

                       ARTICLE III -- PLAN ADMINISTRATION

     The Committee shall have full discretion, power and authority to administer and interpret the Plan and to establish rules and procedures for its administration as the Committee deems necessary and appropriate. Any interpretation of the Plan or other act of the Committee in administering the Plan shall be final and binding upon all Participants.

                        ARTICLE IV -- PERFORMANCE AWARDS

     For each Performance Period, the Committee shall determine the amount of a Participant's Performance Award as follows:

          a. GENERAL -- Each Participant shall be eligible to receive a Performance Award if the Performance Goal for the Performance Period has been achieved. The maximum amount of a Participant's Performance Award shall be equal to the Participant's Pool Fund Allocation of the Incentive Pool Fund for the Performance Period. The actual amount of a Participant's Performance Award may be reduced or eliminated by the Committee as set forth in paragraph (c) below.

          b. ALLOCATION OF INCENTIVE POOL FUND -- The Incentive Pool Fund for each Performance Period shall be allocated among Participants as follows: thirty percent to the Chief Executive Officer, or such other person or persons acting in such capacity; and seventy percent equally and ratably among the other Participants.

          c. REDUCTION OR ELIMINATION OF POOL FUND ALLOCATION -- The Pool Fund Allocation for each Participant may be reduced or eliminated by the Committee in its sole discretion; provided, however, that under no circumstances may the amount of the Incentive Pool Fund, or the Pool Fund Allocation to any Participant, be increased. In determining whether a Pool Fund Allocation will be reduced or eliminated, the Committee shall consider any extraordinary changes which may occur during the Performance Period, such as changes in accounting practices or applicable law, and shall consider such individual or business performance criteria that it deems appropriate, including, but not limited to, the Corporation's net income, operating earnings, earnings per share, return on investment, and other relevant operating and strategic business results applicable to an individual Participant.

     Once the Committee has determined the amount of a Participant's award pursuant to paragraphs (a), (b) and (c) in this Article IV, and upon the certification required under Article V, the Committee shall grant the Participant's Performance Award pursuant to such terms and procedures as the Committee shall adopt under Article III.

                   ARTICLE V -- PAYMENT OF PERFORMANCE AWARDS

     Subject to any stockholder approval required by law, payment of any Performance Award to a Participant for any Performance Period shall be made in cash after written certification by the Committee that the Performance Goal for the Performance Period was achieved, and any other material terms of the Performance Award were satisfied. Any Performance Award may be deferred pursuant to the terms and conditions of the Corporation's deferred compensation plan or plans then in effect.

                  ARTICLE VI -- PLAN AMENDMENT AND TERMINATION

     The Committee may amend or terminate the Plan by resolution at any time as it shall deem advisable, subject to any stockholder approval required by law, provided that the Committee may not amend the Plan to change the method for determining Performance Awards under Article IV without the approval of the majority of votes cast by stockholders in a separate vote. No amendment may impair the rights of a Participant to any Performance Award already granted with respect to any Performance Period.

                    ARTICLE VII -- MISCELLANEOUS PROVISIONS

     a. EMPLOYMENT RIGHTS -- The Plan does not constitute a contract of employment and participation in the Plan will not give a Participant the right to continue in the employ of the Corporation on a full-time, part-time, or any other basis. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically been granted by the Committee under the terms of the Plan.

     b. COMMITTEE'S DECISION FINAL -- Any interpretation of the Plan and any decision on any matter pertaining to the Plan which is made by the Committee in its discretion in good faith shall be binding on all persons.

     c. GENDER AND NUMBER -- Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

     d. GOVERNING LAW -- Except to the extent superseded by the laws of the United States, the laws of the State of Illinois, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan.

     e. INTERESTS NOT TRANSFERABLE -- Any interests of Participants under the Plan may not be voluntarily sold, transferred, alienated, assigned or encumbered, other than by will or pursuant to the laws of descent and distribution.

     f. SEVERABILITY -- In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

     g. WITHHOLDING -- The Corporation will withhold from any amounts payable under this Plan all federal, state, foreign, city and local taxes as shall be legally required.

     h. EFFECT ON OTHER PLANS OR AGREEMENTS -- Payments or benefits provided to a Participant under any stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan.

                         ARTICLE VIII -- EFFECTIVE DATE

     The effective date of this Plan shall be as of July 2, 1995, subject to stockholder approval. This Plan and any benefits granted hereunder shall be null and void if stockholder approval is not obtained at the next annual meeting of stockholders.

                                                                      APPENDIX B

                              SARA LEE CORPORATION
                      1995 LONG-TERM INCENTIVE STOCK PLAN

                       ARTICLE I -- PURPOSES OF THE PLAN

     The purposes of the Sara Lee Corporation 1995 Long-Term Incentive Stock Plan are to promote the interests of the Corporation and its stockholders by strengthening the Corporation's ability to attract and retain highly competent officers and other key employees, and to provide a means to encourage stock ownership and proprietary interest in the Corporation. The 1995 Long-Term Incentive Stock Plan is intended to provide plan participants with stock-based incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of
Section 162(m) of the Code and the regulations promulgated thereunder.

                           ARTICLE II -- DEFINITIONS

     Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

          a. "AWARD" means, individually or in the aggregate, an award granted to a Participant under the Plan in the form of an Option, a Stock Award, or an SAR, or any combination of the foregoing.

          b. "BOARD" means the Board of Directors of Sara Lee Corporation.

          c. "COMMITTEE" means the Compensation and Employee Benefits Committee of the Board of Directors, a subcommittee thereof, or such other committee as may be appointed by the Board of Directors. The Committee shall be comprised of three or more non-employee members of the Board of Directors who shall qualify to administer the Plan as "disinterested directors" under Rule 16b-3 of the Exchange Act and as "outside directors" under Section 162(m) of the Code.

          d. "CORPORATION" means Sara Lee Corporation, or any entity that is directly or indirectly controlled by Sara Lee Corporation.

          e. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          f. "FAIR MARKET VALUE" means the average between the highest and lowest quoted selling price per Share on the New York Stock Exchange Composite Transactions Tape on the grant date, provided that if there should be no sales of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed equal to the average between the highest and lowest sales prices of a Share on such Composite Tape for the last preceding date on which sales of Shares were reported.

          g. "INCENTIVE STOCK OPTION" means a stock option which complies with
     Section 422 of the Code, or any successor law.

          h. "NON-QUALIFIED STOCK OPTION" means an Option that does not meet the requirements of Section 422 of the Code, or any successor law.

          i. "OPTION" means an option awarded under Article VI to purchase Shares. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option, as determined by the Committee in its sole discretion.

          j. "PARTICIPANT" means any employee of the Corporation, or former employee of the Corporation for the purposes of adjustments to Awards pursuant to Article V(b) of the Plan, designated by the Committee as eligible to receive an Award or Awards under the Plan.

          k. "PLAN" means this Sara Lee Corporation 1995 Long-Term Incentive Stock Plan, as may be amended and restated from time to time.

          l. "PRIOR PLAN" means the Sara Lee Corporation 1989 Incentive Stock Plan, as amended and restated from time to time.

          m. "SAR" means a stock appreciation right.

          n. "SHARES" means shares of the Corporation's common stock, par value $1.33 1/3 per share.

          o. "STOCK AWARD" means an Award made under Article VI in Shares.

     In addition, the term "Change of Control" shall have the meaning set forth in Article X.

             ARTICLE III -- EFFECTIVE DATE OF THE PLAN AND DURATION

     The Plan shall become effective upon its approval by the stockholders of the Corporation. Unless previously terminated by the Board, the Plan shall expire at the close of business on the tenth anniversary of such stockholder approval.

                       ARTICLE IV -- PLAN ADMINISTRATION

     The Committee shall be responsible for administering the Plan, and shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or appropriate, all of which power shall be executed in the best interests of the Corporation and in keeping with the provisions and objectives of the Plan. This power includes, but is not limited to, selecting Award recipients, establishing all Award terms and conditions, adopting procedures and regulations governing Awards, and making all other determinations necessary or advisable for the administration of the Plan. In no event, however, shall the Committee have the power to cancel outstanding stock options or SARs for the purpose of replacing or regranting such options or SARs with a purchase price that is less than the purchase price of the original option or SAR. All decisions made by the Committee shall be final and binding on all Participants.

                 ARTICLE V -- AVAILABLE SHARES OF COMMON STOCK

     a. LIMITATIONS -- Subject to the provisions of Article V(b) of the Plan, the aggregate number of Shares which may be issued to Participants under the Plan shall be:

          (i) 25,000,000 Shares; plus

          (ii) any Shares available for grants under the Prior Plan which have not been committed for issuance under awards made under the Prior Plan; plus

          (iii) any Shares that are represented by Awards or portions of Awards under the Plan or the Prior Plan that are forfeited, expired, canceled, or are settled without the issuance of Shares; plus

          (iv) any Shares that may be tendered, either actually or by attestation, by a Participant as full or partial payment made to the Corporation in connection with the exercise price of any Option granted under the Plan or the Prior Plan.

     The aggregate number of Shares that may be represented by Awards made to any individual Participant under the Plan shall not exceed 2,000,000 Shares for any five consecutive fiscal years during which the Plan is in effect, with respect to Awards granted under paragraphs (a)(i) and (ii) of Article VI, except that such amount shall not exceed 4,000,000 Shares for the initial five consecutive fiscal years during which a Participant who is a new employee begins service as Chief Executive Officer, and shall not exceed 150,000 Shares for any three-year performance cycle, with respect to Awards granted under paragraph
(a)(iii) of Article VI. The aggregate number of Shares that may be used in settlement of Awards granted pursuant to Article VI(a)(iii) of the Plan shall not exceed 8,500,000 Shares. Any Shares issued under the Plan shall consist of authorized and unissued Shares and no fractional Shares shall be issued under the Plan. Cash may be paid in lieu of any fractional Shares in settlement of Awards under the Plan.

     b. ADJUSTMENTS -- In the event of any stock dividend, stock split, combination or exchange of equity securities, merger, consolidation, recapitalization, spin-off or other distribution (other than normal cash dividends) of any or all of the assets of the Corporation to stockholders, or any other change affecting Shares or Share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to: (i) the limitations on the numbers of Shares that may be issued and represented by Awards under the Plan as set forth in Article V(a); (ii) each outstanding Award made under the Plan; and
(iii) the exercise price per Share for any outstanding Options, SARs or similar Awards under the Plan.

                              ARTICLE VI -- AWARDS

     a. GENERAL -- The Committee shall determine the type or types of Award(s) to be made to each Participant. Awards may be granted singly, in combination or in tandem. In the sole discretion of the Committee, Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation including a plan of any acquired entity. The types of Awards that may be granted under the Plan are:

          (i) OPTIONS -- An Option shall represent the right to purchase a specified number of Shares during a specified period as determined by the Committee. The purchase price per Share for each Option shall not be less than 100% of the Fair Market Value on the date of grant. In addition, if an Option is granted retroactively in substitution for an SAR, the designated Fair Market Value in the applicable award agreement may be the Fair Market Value on the date such SAR was awarded. An Option may be in the form of an Incentive Stock Option or a Non-Qualified Stock Option, as determined by the Committee in its sole discretion. The Shares covered by an Option may be purchased, in accordance with the applicable Award agreement, by cash payment or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) Shares valued at the Fair Market Value at the date of exercise; (ii) authorizing a third party to sell the Shares (or a sufficient portion thereof) acquired upon exercise of an Option, and assigning the delivery to the Corporation of a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; or (iii) any combination of the above. The Committee may grant Options that provide for the grant of a replacement Option if the exercise price and the related taxes due are satisfied by tendering (either actually or by attestation) Shares to, or having Shares withheld by, the Corporation. The replacement Option would cover the number of Shares tendered (either actually or by attestation) or withheld, would have an option purchase price per Share set at the Fair Market Value per Share on the date of exercise of the original Option, and would have a term equal to the remaining term of the original Option.

          (ii) SARS -- An SAR shall represent a right to receive a payment, in cash, Shares or a combination, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award agreement; except that if an SAR is granted retroactively in substitution for an Option, the designated Fair Market Value in the applicable award agreement may be the Fair Market Value on the date such Option was granted.

          (iii) STOCK AWARDS -- A Stock Award shall represent an Award made in Shares. All or part of any Stock Award may be subject to conditions and restrictions established by the Committee, and set forth in the Award agreement, which may include, but are not limited to, continuous service with the Corporation, and/or the achievement of performance goals. The performance criteria that may be used by the Committee in granting Stock Awards contingent on performance goals shall consist of total stockholders' return, earnings, earnings per share, revenues, and profitability as measured by return ratios, including but not limited to return on invested capital and return on equity. The Committee may select one criterion or multiple criteria for measuring performance, and the measurement may be based on absolute Corporation or business unit performance, or based on comparative performance with other companies.

               ARTICLE VII -- DIVIDENDS AND DIVIDEND EQUIVALENTS

     The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant's Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents.

                 ARTICLE VIII -- PAYMENTS AND PAYMENT DEFERRALS

     Payment of Awards may be in the form of cash, Shares, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Share equivalents.

                         ARTICLE IX -- TRANSFERABILITY

     Awards granted under the Plan shall not be transferable or assignable other than by will or the laws of descent and distribution, except that the Committee may provide for the transferability of particular Awards:

          a. by gift or other transfer to either (i) a spouse or other immediate family member, or (ii) any trust or estate in which the original Award recipient or such person's spouse or other immediate family member has a substantial interest;

          b. pursuant to a qualified domestic relations order; and

          c. as may otherwise be permitted by Rule 16b-3 promulgated under the Exchange Act.

     In the event that a Participant terminates employment with the Corporation to assume a position with a governmental, charitable, educational or similar non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of such Participant regarding any outstanding Awards held by the Participant subsequent to such termination of employment. If so permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any distribution under the Plan upon the death of the Participant.

                         ARTICLE X -- CHANGE OF CONTROL

     Either in contemplation of or in the event that the Corporation undergoes a Change in Control (as defined below) or is not the surviving corporation in a merger or consolidation with another corporation, the Committee may provide for appropriate adjustments (including acceleration of vesting and settlements of Awards either at the time an Award is granted or at a subsequent date).

     A "Change of Control" shall occur when:

          (a) a "Person" (which term, when used in this Article X, shall have the meaning it has when it is used in Section 13(d) of the Exchange Act, but shall not include the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of Voting Stock (as defined below) of the Corporation) is or becomes, without the prior consent of a majority of the Continuing Directors of the Corporation (as defined below), the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of Voting Stock (as defined below) representing twenty percent or more of the combined voting power of the Corporation's then outstanding securities; or

          (b) the stockholders of the Corporation approve a definitive agreement or plan to merge or consolidate the Corporation with or into another corporation (other than a merger or consolidation which would result in the Voting Stock (as defined below) of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation), or to sell, or otherwise dispose of, all or substantially all of the Corporation's property and assets, or to liquidate the Corporation; or

          (c) the individuals who are Continuing Directors of the Corporation (as defined below) cease for any reason to constitute at least a majority of the Board of the Corporation.

     The term "Continuing Director" means (i) any member of the Board who is a member of the Board on March 30, 1995, or (ii) any person who subsequently becomes a member of the Board whose nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors. The term "Voting Stock" means all capital stock of the Corporation which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

                         ARTICLE XI -- AWARD AGREEMENTS

     Awards under the Plan shall be evidenced by agreements that set forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, the provisions applicable in the event the Participant's employment terminates, and the Corporation's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind any Award. The Committee need not require the execution of any such agreement by a Participant, in which case acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms of the Award.

                         ARTICLE XII -- PLAN AMENDMENT

     The Board may amend the Plan at any time as it deems necessary or appropriate to better achieve the purposes of the Plan, provided that no such amendment shall be effective unless approved within 12 months after the date of the adoption of such amendment by such affirmative vote of the stockholders of the Corporation as may be required by Rule 16b-3 under the Exchange Act if such stockholder approval is required for the Plan to continue to comply with the requirements of Rule 16b-3 under the Exchange Act. The Board may suspend the Plan or discontinue the Plan at any time; provided, however, that no such action shall adversely affect any outstanding benefit.

                    ARTICLE XIII -- MISCELLANEOUS PROVISIONS

     a. EMPLOYMENT RIGHTS -- The Plan does not constitute a contract of employment and participation in the Plan will not give a Participant the right to continue in the employ of the Corporation on a full-time, part-time, or any other basis. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     b. COMMITTEE'S DECISION FINAL -- Any interpretation of the Plan and any decision on any matter pertaining to the Plan which is made by the Committee in its discretion in good faith shall be binding on all persons.

     c. GENDER AND NUMBER -- Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural form of a word shall include the singular form, and the singular form of a word shall include the plural form.

     d. GOVERNING LAW -- Except to the extent superseded by the laws of the United States, the laws of the State of Illinois, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan.

     e. INTERESTS NOT TRANSFERABLE -- The interests of Participants under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provisions of the Internal Revenue Code or any state's income tax act, or pursuant to an agreement between a Participant and the Corporation or as provided in Article IX, may not be voluntarily sold, transferred, alienated, assigned or encumbered.

     f. SEVERABILITY -- In the event any provision of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

     g. WITHHOLDING -- The Corporation will withhold from any amounts payable under this Plan all federal, state, foreign, city and local taxes as shall be legally required.

     h. EFFECT ON OTHER PLANS OR AGREEMENTS -- Payments or benefits provided to a Participant under any stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan.

                                                                      APPENDIX C

                              SARA LEE CORPORATION
                     1995 NON-EMPLOYEE DIRECTOR STOCK PLAN

                        ARTICLE I -- PURPOSE OF THE PLAN

     The purpose of the Sara Lee Corporation 1995 Non-Employee Director Stock Plan is to promote the long-term growth of Sara Lee Corporation by increasing the proprietary interest of Non-Employee Directors in Sara Lee Corporation and to attract and retain highly qualified and capable Non-Employee Directors.

                           ARTICLE II -- DEFINITIONS

     Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

          2.1 "ANNUAL RETAINER" means the annual cash retainer fee payable by the Corporation to a Non-Employee Director for services as a director of the Corporation, as such amount may be changed form time to time.

          2.2 "AWARD" means an award granted to a Non-Employee Director under the Plan in the form of Options or Shares, or any combination thereof.

          2.3 "BOARD" means the Board of Directors of Sara Lee Corporation.

          2.4 "CORPORATION" means Sara Lee Corporation.

          2.5 "FAIR MARKET VALUE" means, with respect to any date, the average between the highest and lowest sale prices per Share on the New York Stock Exchange Composite Transactions Tape on such date, provided that if there shall be no sale of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed to be equal to the average between the highest and lowest sale prices per Share on such Composite Tape for the last preceding date on which sales of Shares were reported.

          2.6 "OPTION" means an option to purchase Shares awarded under Article VIII or IX which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor law.

          2.7 "OPTION GRANT DATE" means the date upon which an Option is granted to a Non-Employee Director.

          2.8 "OPTIONEE" means a Non-Employee Director of the Corporation to whom an Option has been granted or, in the event of such Non-Employee Director's death prior to the expiration of an Option, such Non-Employee Director's executor, administrator, beneficiary or similar person, or, in the event of a transfer permitted by Article VII hereof, such permitted transferee.

          2.9 "NON-EMPLOYEE DIRECTOR" means a director of the Corporation who is not an employee of the Corporation or any subsidiary of the Corporation.

          2.10 "PLAN" means the Sara Lee Corporation 1995 Non-Employee Director Stock Plan, as amended and restated from time to time.

          2.11 "STOCK AWARD DATE" means the date on which Shares are awarded to a Non-Employee Director.

          2.12 "SHARES" means shares of the Common Stock, par value $1.33 1/3 per share, of the Corporation.

          2.13 "STOCK OPTION AGREEMENT" means a written agreement between a Non-Employee Director and the Corporation evidencing an Option.

                   ARTICLE III -- ADMINISTRATION OF THE PLAN

          3.1 ADMINISTRATOR OF THE PLAN. The Plan shall be administered by the Compensation and Employee Benefits Committee of the Board ("Committee").

          3.2 AUTHORITY OF COMMITTEE. The Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan and (ii) designate persons other than members of the Committee to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee's best business judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan. The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

          3.3 DETERMINATIONS OF COMMITTEE. A majority of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or a meeting of the Committee by a written consent signed by all members of the Committee.

          3.4 EFFECT OF COMMITTEE DETERMINATIONS. No member of the Committee or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award or to any settlement of any dispute between a Non-Employee Director and the Corporation. Any decision or action taken by the Committee or the Board with respect to an Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

                      ARTICLE IV -- AWARDS UNDER THE PLAN

     Awards in the form of Options shall be granted to Non-Employee Directors in accordance with Article VIII. Awards in the form of Options or Shares, or a combination thereof, may be granted to Non-Employee Directors in accordance with
Article IX. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement.

                            ARTICLE V -- ELIGIBILITY

     Non-Employee Directors of the Corporation shall be eligible to participate in the Plan in accordance with Articles VIII and IX.

                    ARTICLE VI -- SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Article XII, the aggregate number of Shares which may be issued upon the award of Shares and the exercise of Options shall not exceed 500,000 Shares. To the extent that Shares subject to an outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Option or by reason of the delivery of Shares (either actually or by attestation) to pay all or a portion of the exercise price of such Option, then such Shares shall again be available under the Plan.

                 ARTICLE VII -- NON-TRANSFERABILITY OF OPTIONS

     All Options granted under the Plan shall not be transferable by a Non-Employee Director during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by court order, will or by the laws of descent and distribution. Notwithstanding the foregoing, in the event Options may be transferable without failing to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, then each Option shall be transferable to the extent set forth in the related Stock Option Agreement, as determined by the Committee (provided that all Options granted under Article VIII with the same Option Grant Date shall have identical provisions relating to the transferability of such Options). In the event that any Option is thereafter transferred as permitted by the preceding sentence, the permitted transferee thereof shall be deemed the Optionee hereunder. Options shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian, legal representative or similar person.

                      ARTICLE VIII -- NON-ELECTIVE OPTIONS

     Each Non-Employee Director shall be granted Options, subject to the following terms and conditions:

          8.1 TIME OF GRANT. On the first business day of November of each year (or, if later, on the date on which a person is first elected or begins to serve as a Non-Employee Director), each person who is a Non-Employee Director and who is not the chair of a standing committee of the Board shall be granted an Option to purchase 5,000 Shares (which number shall be pro-rated if such Non-Employee Director is first elected or begins to serve as a Non-Employee Director on a date other than the date of an annual meeting of stockholders) and each Non-Employee Director who is the chair of a standing committee of the Board shall be granted an Option to purchase 5,500 Shares (of which the number 5,000 shall be pro-rated if such Non-Employee Director is first elected or begins to serve as a Non-Employee Director on a date other than the date of an annual meeting of stockholders, and the number 500 shall be pro-rated if such Non-Employee Director first begins to serve as a chairperson on a date other than the annual meeting of stockholders).

          8.2 PURCHASE PRICE. The purchase price per Share under each Option granted pursuant to this Article shall be 100% of the Fair Market Value per Share on the Option Grant Date.

          8.3 EXERCISE OF OPTIONS. Each Option shall be fully exercisable on and after that date which is six months after the Option Grant Date and, subject to Article X, shall not be exercisable prior to such date, provided, however, that an Option granted to an Optionee who is a resident of the Netherlands and subject to the personal income tax laws of the Netherlands may be exercisable immediately after the Option Grant Date. In no event shall the period of time over which the Option may be exercised exceed ten years from the Option Grant Date. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.

     Shares shall be issued to the Optionee pursuant to the exercise of an Option only upon receipt by the Corporation from the Optionee of payment in full either in cash or by surrendering (or attesting to the ownership of) Shares together with proof acceptable to the Committee that such Shares have been owned by the Optionee for at least six months prior to the date of exercise of the Option, or a combination of cash and Shares, in an amount or having a combined value equal to the aggregate purchase price for the Shares subject to the Option or portion thereof being exercised. The Shares issued to an Optionee for the portion of any Option exercised by attesting to the ownership of Shares shall not exceed the number of Shares issuable as a result of such exercise (determined as though payment in full therefor were being made in cash) less the number of Shares for which attestation of ownership is submitted. The value of owned Shares submitted (directly or by attestation) in full or partial payment for the Shares purchased upon exercise of an Option shall be equal to the aggregate Fair Market Value of such owned Shares on the date of the exercise of such Option.

                   ARTICLE IX -- ELECTIVE OPTIONS AND SHARES

     Each Non-Employee Director shall be granted Options or Shares, or a combination thereof, subject to the following terms and conditions:

          9.1 TIME OF GRANT. On the first business day of November of each year, Options or Shares, or a combination thereof, shall be granted to each Non-Employee Director who, at least six months prior thereto, files with the Committee or its designee a written election to receive Options or Shares, or a combination thereof, in lieu of all or a portion of such Non-Employee Director's Annual Retainer. In the event a Non-Employee Director does not file a written election in accordance with the preceding sentence by reason of becoming a Non-Employee Director after the date which is six months prior to the first business day of November in any year, Options or Shares, or a combination thereof, shall be granted to such Non-Employee Director on the first day (the "Effective Date") which is six months after the date such Non-Employee Director files with the Committee or its designee a written election to receive Options or Shares, or a combination thereof, in lieu of all or a portion of such Non-Employee Director's Annual Retainer; provided, however, that such election may apply only to the portion of such Non-Employee Director's Annual Retainer determined by multiplying such Non-Employee Director's Annual Retainer by a fraction, the numerator of which is the number of days from and including the Effective Date to and including the last day of the period for which such Annual Retainer would otherwise be payable, and the denominator of which is 365 or 366, as the case may be. An election pursuant to the first sentence of this Section 9.1 may be revoked or changed only on or prior to the date which is six months prior to the first business day of the following November. An election pursuant to the second sentence of this
     Section 9.1 shall be irrevocable.

          9.2 NUMBER AND TERMS OF OPTIONS. The number of Shares subject to an Option granted pursuant to this Article shall be the number of whole Shares equal to (i) the product of four (4) times the portion of the Annual Retainer which the Non-Employee Director has elected pursuant to Section
     9.1 shall be payable in Options, divided by (ii) the Fair Market Value per Share on the Option Grant Date. Any fraction of a Share shall be disregarded and the remaining amount of such Annual Retainer shall be paid in cash. The purchase price per Share under each Option granted pursuant to this Article shall be 100% of the Fair Market Value per Share on the Option Grant Date. Each Option granted pursuant to this Article shall be exercisable in accordance with Section 8.3.

          9.3 NUMBER OF SHARES. The Number of Shares granted pursuant to this Article shall be the number of whole Shares equal to (i) the portion of the Annual Retainer which the Non-Employee Director has elected pursuant to
     Section 9.1 shall be payable in Shares, divided by (ii) the Fair Market Value per Share on the Stock Award Date. Any fraction of a Share shall be disregarded and the remaining amount of such Annual Retainer shall be paid in cash. Upon an Award of Shares to a Non-Employee Director, the stock certificate representing such Shares shall be issued and transferred to the Non-Employee Director, whereupon the Non-Employee Director shall become a stockholder of the Corporation with respect to such Shares and shall be entitled to vote the Shares.

                         ARTICLE X -- CHANGE OF CONTROL

          10.1 EFFECT OF CHANGE OF CONTROL. Upon the occurrence of an event of "Change of Control", as defined below, any and all outstanding Options shall become immediately exercisable.

          10.2 DEFINITION OF CHANGE OF CONTROL. A "Change of Control" shall occur when:

          (a) a "Person" (which term, when used in this Section 10.2, shall have the meaning it has when it is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but shall not include the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of Voting Stock (as defined below) of the Corporation) is or becomes, without the prior consent of a majority of the Continuing Directors of the Corporation (as defined below), the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of Voting Stock (as defined below) representing twenty percent or more of the combined voting power of the Corporation's then outstanding securities; or

          (b) the stockholders of the Corporation approve a definitive agreement or plan to merge or consolidate the Corporation with or into another corporation (other than a merger or consolidation which would result in the Voting Stock (as defined below) of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation), or to sell, or otherwise dispose of, all or substantially all of the Corporation's property and assets, or to liquidate the Corporation; or

          (c) the individuals who are Continuing Directors of the Corporation (as defined below) cease for any reason to constitute at least a majority of the Board of the Corporation.

     The term "Continuing Director" means (i) any member of the Board who is a member of the Board on March 30, 1995 or (ii) any person who subsequently becomes a member of the Board whose nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors. The term "Voting Stock" means all capital stock of the Corporation which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

                    ARTICLE XI -- AMENDMENT AND TERMINATION

     The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, that no action authorized by this Article shall adversely change the terms and conditions of an outstanding Option without the Optionee's consent and, subject to Article XII, the number of Shares subject to an Option granted under Article VIII, the purchase price therefor, the date of grant of any such Option and the termination provisions relating to such Option, shall not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or any successor law, or the Employee Retirement Income Security Act of 1974, as amended, or any successor law, or the rules and regulations thereunder.

                      ARTICLE XII -- ADJUSTMENT PROVISIONS

          12.1 If the Corporation shall at any time change the number of issued Shares without new consideration to the Corporation (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option and the number of shares underlying Options to be issued annually pursuant to Section 8.1 shall be adjusted so that the aggregate consideration payable to the Corporation and the value of each such Option shall not be changed.

          12.2 Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Committee shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Corporation is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve Optionees' rights under the Plan.

          12.3 In the case of any sale of assets, merger, consolidation or combination of the Corporation with or into another corporation other than a transaction in which the Corporation is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Optionee who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Corporation upon consummation of an Acquisition.

                         ARTICLE XIII -- EFFECTIVE DATE

     The Plan shall be submitted to the stockholders of the Corporation for approval and, if approved by a majority of all the votes cast at the 1995 annual meeting of stockholders, shall become effective as of the date of approval by the Board. If stockholder approval is not obtained at the 1995 annual meeting of stockholders, the Plan shall be nullified.

                                   [LOGO]

                                                Three First National Plaza
                                                Chicago, Illinois 60602-4260

                                   Notice of
                                      1995
                                 Annual Meeting
                              of Stockholders and
                                Proxy Statement

--------------------------------------------------------------------------------

                      10 A.M., THURSDAY, OCTOBER 26, 1995

              PLEASE NOTE THAT THE ANNUAL MEETING WILL BE HELD AT
                          THE ART INSTITUTE OF CHICAGO
                           ARTHUR RUBLOFF AUDITORIUM
               COLUMBUS DRIVE BETWEEN MONROE AND JACKSON STREETS
                               CHICAGO, ILLINOIS
--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT
                      Please sign and promptly return your
                         proxy in the enclosed envelope

                             SARA LEE CORPORATION

  PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, OCTOBER 26, 1995

THE UNDERSIGNED HEREBY APPOINTS JOHN H. BRYAN, JUDITH A. SPRIESER AND JANET LANGFORD KELLY, OR ANY OF THEM, AS THE UNDERSIGNED'S PROXY OR PROXIES, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL SHARES OF COMMON STOCK AND EMPLOYEE STOCK OWNERSHIP PLAN CONVERTIBLE PREFERRED STOCK OF SARA LEE CORPORATION WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN THE ART INSTITUTE OF CHICAGO, ARTHUR RUBLOFF AUDITORIUM, COLUMBUS DRIVE BETWEEN MONROE AND JACKSON STREETS, CHICAGO, ILLINOIS, ON OCTOBER 26, 1995 AT 10:00 A.M., CHICAGO TIME, AND ANY ADJOURNMENTS THEREOF, AS FULLY AS THE UNDERSIGNED COULD IF PERSONALLY PRESENT, UPON THE PROPOSALS SET FORTH ON THE REVERSE SIDE HEREOF AND TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, REVOKING ANY PROXY OR PROXIES HERETOFORE GIVEN.



    IMPORTANT -- This Proxy must be signed and dated on the reverse side.
-------------------------------------------------------------------------------


                             SARA LEE CORPORATION
  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /


[                                                                                                                                 ]
   THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF A VALID PROXY IS RETURNED, AND NO CHOICE IS INDICATED
                              WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

1. Election of Directors                       For All                            2. Approval of proposed      For  Against  Abstain
Paul A. Allaire, Frans H.J.J.   For  Withheld  Except nominees written in below.     Performance-Based         / /    / /      / /
Andriessen, John H. Bryan,      / /    / /     / / _____________________________     Annual Incentive Plan.
Duane L. Burnham, Charles                           Nominee Exception
W. Coker, Willie D. Davis,                                                        3. Approval of proposed      For  Against  Abstain
Donald J. Franceschini,                                                              1995 Long-Term Incentive  / /    / /      / /
Allen F. Jacobson, Vernon                                                            Stock Plan.
E. Jordan, Jr., James L.
Ketelsen, Hans B. van Liemt,                                                      4. Approval of proposed      For  Against  Abstain
Joan D. Manley, C. Steven                                                            1995 Non-Employee         / /    / /      / /
McMillian, Newton N. Minow,                                                          Director Stock Plan.
Michael E. Murphy, Sir Arvi
H. Parbo A.C., Rozanne L.                                                         5. Ratify the appointment    For  Against  Abstain
Ridgway and Richard L. Thomas.                                                       of Arthur Andersen LLP    / /    / /      / /
                                                                                     as independent public
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR                                         accountants.
PROPOSALS 1, 2, 3, 4 AND 5.

                      Dated:____________, 1995

Signature ____________________________________

Signature ____________________________________

NOTE: Please sign exactly as your name or names appear on the reverse side. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.


--------------------------------------------------------------------------------
                            Detach Proxy Card Here




                               ADMISSION TICKET



                             SARA LEE CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS

                          THURSDAY, OCTOBER 26, 1995

                                    10 A.M.

                         THE ART INSTITUTE OF CHICAGO

                           ARTHUR RUBLOFF AUDITORIUM

               COLUMBUS DRIVE BETWEEN MONROE AND JACKSON STREETS

                               CHICAGO, ILLINOIS

                            Edgar Format Appendix


Pursuant to Rule 304(a) of Regulation S-T, following is a list of all graphic or image information contained in the paper format version of Sara Lee Corporation's 1995 Notice of Annual Meeting of Stockholders, Proxy Statement and Form of Proxy;

        1. The Notice of Annual Meeting (cover page) contained the Sara Lee Corporation logo ("Logo"), centered at the top of the page. The Logo consists of the words "SARA LEE CORPORATION" with "SARA LEE" printed in teal color ink and "CORPORATION" printed in gray color ink.

        2. The captions "TABLE OF CONTENTS" on the inside front cover page, "PROXY STATEMENT" on page 1, "ELECTION OF DIRECTORS" on page 2, "OWNERSHIP OF COMMON STOCK AND ESOP STOCK BY DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS" on page 9, "MEETINGS AND CERTAIN COMMITTEES OF THE BOARD" on page 10, "DIRECTOR COMPENSATION" on page 11, "EXECUTIVE COMPENSATION" on page 11, "RETIREMENT PLANS" on page 19, "PROPOSAL TO APPROVE THE PERFORMANCE-BASED ANNUAL INCENTIVE PLAN" on page 21, "PROPOSAL TO APPROVE THE 1995 LONG-TERM INCENTIVE STOCK PLAN" on page 23, "PROPOSAL TO APPROVE THE 1995 NON-EMPLOYEE DIRECTOR STOCK PLAN" on page 27, "APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS" on page 29, "STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING" on page 29, "OTHER MATTERS" on page 29, "PERFORMANCE-BASED ANNUAL INCENTIVE PLAN" on page A-1, "1995 LONG-TERM INCENTIVE STOCK PLAN" on page B-1, and "1995 NON-EMPLOYEE DIRECTOR STOCK PLAN" on page C-1, and the phrase "YOUR VOTE IS IMPORTANT" on the back cover are printed in teal color ink.

        3.      Page 1 contains the Logo, centered at the top of the page.

        4. Pages 2-8 contained 1-1/2 inch by 1-1/4 inch black-and-white photographs of the corporations' nominees for director, as indicated on those pages.

        5. Page 16 contained a line graph, with the horizontal axis labeled in years from 1990 through 1995, and the vertical axis labeled in dollars from 100 to 225, in increments of 25, on which the data contained in the table on page 16 of the attached EDGAR format version of the Proxy Statement is represented by three lines, labeled "Sara Lee," "S&P Food/ Household/Apparel Composite" and "S&P 500," respectively. The line labeled "Sara Lee" is printed in teal color ink. The data represented in the graph, and a key to the lines contained in the graph, is set forth below the graph.

        6. The back cover of the Proxy Statement contains the Logo in the upper right hand corner of the page.